UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

FAMOUS DAVE’S OF AMERICA, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

FAMOUS DAVE’S OF AMERICA, INC.

12701 Whitewater Drive, Suite 200

Minnetonka, Minnesota 55343

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 5, 2015

TO THE SHAREHOLDERS OF FAMOUS DAVE’S OF AMERICA, INC.:

Please take notice that the annual meeting of shareholders of Famous Dave’s of America, Inc. (the “Annual Meeting”) will be held, pursuant to due call by the Board of Directors of the Company, at the Company’s office at 12701 Whitewater Drive, Minnetonka, Minnesota, on Tuesday, May 5, 2015, at 3:00 p.m., or at any adjournment or adjournments thereof, for the purpose of considering and taking appropriate action with respect to the following:

1.	The election of six directors;

2.	The adoption of the Famous Dave’s of America, Inc. 2015 Equity Incentive Plan;

3.	The ratification of the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Company for fiscal 2015;

4.	Advisory approval of the Company’s executive compensation (“say-on-pay”); and

5.	The transaction of any other business as may properly come before the Annual Meeting or any adjournments thereof.

Pursuant to due action of the Board of Directors, shareholders of record on March 13, 2015 will be entitled to vote at the Annual Meeting or any adjournments thereof.

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to be Held on May 5, 2015.

The proxy statement for the Annual Meeting and the Annual Report to Shareholders for the fiscal year ended December 28, 2014, each of which is included with this Notice, are also available to you on the Internet. We encourage you to review all of the important information contained in the proxy materials before voting. To view the proxy statement and Annual Report to Shareholders on the Internet, visit www.famousdaves.com/proxymaterials.

By Order of the Board of Directors

/s/ Richard A. Pawlowski

Richard A. Pawlowski

Chief Financial Officer

March 23, 2015

FAMOUS DAVE’S OF AMERICA, INC.

12701 Whitewater Drive, Suite 200

Minnetonka, Minnesota 55343

PROXY STATEMENT

Annual Meeting of Shareholders to be Held

May 5, 2015

VOTING AND REVOCATION OF PROXY

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Famous Dave’s of America, Inc. (periodically referred to herein as “Famous Dave’s” and the “Company”) to be used at the annual meeting of shareholders of the Company (the “Annual Meeting”) to be held on Tuesday, May 5, 2015, at 3:00 p.m., at the Company’s office at 12701 Whitewater Drive, Minnetonka, Minnesota, for the purpose of considering and taking appropriate action with respect to the following:

1.	The election of six directors;

2.	The adoption of the Famous Dave’s of America, Inc. 2015 Equity Incentive Plan;

3.	The ratification of the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Company for fiscal 2015;

4.	Advisory approval of the Company’s executive compensation (“say-on-pay”); and

5.	The transaction of any other business as may properly come before the Annual Meeting or any adjournments thereof.

The approximate date on which this Proxy Statement and the accompanying proxy were first sent or provided to shareholders was March 23, 2015.

PROXIES AND VOTING

Registered shareholders may vote in one of three ways: By completing and returning the enclosed proxy card via regular mail or by voting via the Internet or telephone. Specific instructions for using these methods are set forth on the enclosed proxy card. The Internet and telephone procedures are designed to authenticate the shareholder’s identity and to allow shareholders to vote their shares and confirm that their instructions have been properly recorded.

The Board of Directors has set the close of business on March 13, 2015 as the “Record Date” for the Annual Meeting. Only holders of the Company’s common stock as of the Record Date, or their duly appointed proxies, are entitled to notice of and will be entitled to vote at the Annual Meeting or any adjournments thereof. On the Record Date, there were 7,048,977 shares of the Company’s common stock outstanding. Each such share entitles the holder thereof to one vote upon each matter to be presented at the Annual Meeting. A quorum, consisting of a majority of the outstanding shares of the Company’s common stock entitled to vote at the Annual Meeting, must be present in person or represented by proxy before action may be taken at the Annual Meeting.

Each proxy returned to the Company will be voted in accordance with the instructions indicated thereon. If no direction is given by a shareholder, the shares will be voted as recommended by the Company’s Board of Directors. If any nominee for the Board of Directors should withdraw or otherwise become unavailable for reasons not presently known, the proxies that would have otherwise been voted for such nominee will be voted for such substitute nominee as may be selected by the Board of Directors. If a shareholder abstains from voting on any matter, the abstention will be counted for purposes of determining whether a quorum is present at the Annual Meeting for the transaction of business as well as shares entitled to vote on that matter. On matters other than the election of directors, an action of the shareholders generally requires the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. Accordingly, an abstention on any matter other than the election of directors will have the same effect as a vote against that matter. A non-vote occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Broker non-votes on a matter are counted as present for purposes of establishing a quorum for the Annual Meeting, but are not considered entitled to vote on that particular matter. Consequently, non-votes generally do not have the same effect as a negative vote on the matter.

A shareholder giving a proxy may revoke it at any time before it is exercised by (i) giving written notice of revocation to the Secretary of the Company, (ii) delivering a duly executed proxy bearing a later date, or (iii) voting in person at the Annual Meeting. Presence at the Annual Meeting of a shareholder who has signed a proxy does not, alone, revoke that proxy; revocation must be announced by the shareholder at the time of the Annual Meeting. Unless so revoked, the shares represented by each proxy will be voted at the Annual Meeting and at any adjournments thereof.

NOTICE TO BENEFICIAL OWNERS OF SHARES HELD IN BROKER ACCOUNTS:

New York Stock Exchange Rule 452 prohibits NYSE member organizations from giving a proxy to vote with respect to an election of directors (Proposal One) or with respect to equity compensation plan authorizations (Proposal Two) without receiving voting instructions from a beneficial owner. Because NYSE Rule 452 applies to all brokers that are members of the NYSE, this prohibition applies to the Annual Meeting even though the Company is not listed on the New York Stock Exchange. Therefore, brokers will not be entitled to vote shares at the Annual Meeting with respect to Proposal ONE or TWO without instructions by the beneficial owner of the shares. AS A RESULT, BENEFICIAL OWNERS OF SHARES HELD IN BROKER ACCOUNTS ARE ADVISED THAT, IF THEY DO NOT TIMELY PROVIDE INSTRUCTIONS TO THEIR BROKER, THEIR SHARES WILL NOT BE VOTED IN CONNECTION WITH THESE PROPOSALS.

PROPOSALS

PROPOSAL No. 1 – Election of Directors

We currently have six directors serving on our Board of Directors Each of our six directors has been nominated for re-election at the Annual Meeting. If elected, each nominee has consented to serve as a director of the Company and to hold office until the next annual shareholders’ meeting, and until his or her successor is elected and shall have qualified, or until his or her earlier death, resignation, removal or disqualification.

The following paragraphs provide information as of the date of this Proxy Statement about each nominee. The information presented includes information that each nominee has given us about his or her age, all positions he or she holds within the Company, his or her principal occupation and business experience for the past five years, and the names of other publicly-held companies of which he or she currently serves as a director or has served as a director during the past five years. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director, our director nominees have experience in developing and overseeing businesses and implementing near term and long range strategic plans. We also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. Collectively, they have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our Company and our Board. Although we don’t believe that share ownership alone qualifies any person to serve as a director of our Company, we believe that the beneficial ownership of our Board nominees (collectively 25.8% as of the Record Date) aligns their interests with those of our shareholders and will drive our Board’s focus on maximizing shareholder value.

Name and Age of Director and/or Nominee	Principal Occupation, Business Experience For the Past Five Years and Directorships of Public Companies	Director Since

Edward H. Rensi Age 70

Edward H. Rensi is our Chief Executive Officer and a director of our Company and has served in these capacities since February 10, 2014 and January 10, 2014, respectively. He was a founder of America’s Better Burger, LLC, d/b/a Tom & Eddie’s, and served as its President and Chief Executive Officer from 2009 until December 2013. He was an owner and Chief Executive Officer of Team Rensi Motorsports, which competed in the NASCAR Nationwide Series, from 1998 until January 2013. Mr. Rensi was named President of McDonald’s U.S.A., a food service organization, in 1984 and served as its Chief Executive Officer from 1991 to 1997. Mr. Rensi also served on the McDonald’s U.S.A. Board of Directors. Mr. Rensi previously served as a director of Great Wolf Resorts, Inc. until May 2012, International Speedway Corporation until April 2012, and Freedom Group, Inc. until 2011. Mr. Rensi earned a B.S. degree in business education from The Ohio State University.

Mr. Rensi’s significant restaurant industry experience, including with respect to operations, franchise organization, new product and concept development, is an invaluable resource that alone qualifies him to serve as a director of our Company and was a primary reason for his initial election to our Board in January 2014. Also adding to his qualifications is previous and current service on other public company boards of directors. Further, his extensive experience as a chief executive, including his prior service as President and Chief Executive Officer of McDonald’s U.S.A, led to his current appointment as Chief Executive Officer of the Company. Serving as our principal executive officer, our Board believes that Mr. Rensi is appropriately situated to be a representative of management on the Board.

2014

David J. Mastrocola Age 53

Mr. Mastrocola is a director and Chairman of the Board of our company and has been since July 28, 2014. He also currently serves as Co-Founder and Advisory Chairman of Pleasant Lake Partners LLC and as Lead Director of Cooper-Standard Holdings Inc. Previously, Mr. Mastrocola was a partner and Managing Director of Goldman, Sachs & Co., a global investment banking, securities and investment management firm, where he worked from 1987 until his retirement in 2009. During that period, Mr. Mastrocola held a number of senior management positions in the Investment Banking Division, including heading or co-heading the corporate finance, mergers/ strategic advisory and industrials/natural resources departments. From 1983 to 1985, Mr. Mastrocola was a senior auditor at Arthur Andersen & Co. Mr. Mastrocola has a B.S. in accounting from Boston College and an MBA from Harvard University. Committees: Audit.

Mr. Mastrocola, who is affiliated with investment funds that collectively have a significant beneficial ownership stake in the Company (13.10% as of the Record Date), brings the perspective of a professional institutional shareholder to Board discussions, which we believe

2014

Name and Age of Director and/or Nominee	Principal Occupation, Business Experience For the Past Five Years and Directorships of Public Companies	Director Since

adds a strategic resource to a Board seeking to maximize shareholder value. We believe this perspective is valuable to our Company, our Board as a whole and our shareholders. In addition, Mr. Mastrocola’s investment banking experience and background uniquely positions him to assist the Company and the Board in analyzing strategic opportunities and advising with respect to overall corporate goals and objectives.

Brett D. Heffes Age 47

Mr. Heffes is currently President of Winmark Corporation, a franchisor of five value-oriented retail store concepts and a technology equipment leasing company focused on middle market customers. During the past twelve years, he has served in a variety of positions for Winmark, including President of Finance and Administration, Chief Financial Officer and Treasurer. Mr. Heffes earned a B.S. in finance from Boston College. Committees: Audit (Chair) and Corporate Governance and Nominating.

Serving as President of a franchisor of five value-oriented retail store concepts positions Mr. Heffes to add specific value to our Board as it relates to our franchise operations. In addition, his background and experience leading the finance function at Winmark Corporation qualifies Mr. Heffes to serve on the Company’s Board of Directors and its Audit Committee as an “audit committee financial expert.” Based on his background and experience, he is qualified to assist the Board in overseeing the Company’s financial and accounting functions and evaluating the Company’s internal controls over financial reporting.

2014

Jonathan P. Lennon Age 32

Mr. Lennon is the Founder and Portfolio Manager of Pleasant Lake Partners, a global concentrated equity investment fund. Prior to founding Pleasant Lake, Mr. Lennon was an investment analyst at JAT Capital. Prior to JAT Capital, Mr. Lennon was a financial analyst in the Investment Banking Division at Goldman Sachs & Co. Mr. Lennon graduated from Boston College with a B.A. in Political Science. Committees: Compensation and Corporate Governance and Nominating.

Mr. Lennon, who is affiliated with investment funds that collectively have a significant beneficial ownership stake in the Company (13.10% as of the Record Date), brings insight to our Board from the perspective of a professional institutional shareholder that has a goal of maximizing short- and long-term financial performance of the Company. We believe this insight is valuable to our Company, our Board as a whole and our shareholders.

2014

Name and Age of Director and/or Nominee	Principal Occupation, Business Experience For the Past Five Years and Directorships of Public Companies	Director Since

Patrick D. Walsh Age 38

Since August 2012, Mr. Walsh has been Managing Member and Chief Executive Officer of PW Partners, LLC and PW Partners Atlas Funds, LLC, each the general partner of PW Partners Master Fund LP and PW Partners Atlas Fund LP, respectively. Each of PW Partners Master Fund LP and PW Partners Atlas Fund LP is a value-oriented, fundamentally-driven, private investment fund. In addition, since September 2012, Mr. Walsh has served as Managing Member of PW Partners Capital Management LLC, the management company with respect to each of PW Partners Atlas Fund LP and PW Partners Master Fund LP. From December 2011 to August 2012, Mr. Walsh was Managing Partner of PWK Partners, LLC, a value-oriented, private investment firm. From September 2011 to December 2011, Mr. Walsh was engaged in activities relating to the formation of PWK Partners, LLC and its affiliated funds. From March 2008 to September 2011, Mr. Walsh was a Partner at Oak Street Capital Management, LLC, a long-short, value-oriented, private investment management firm. From August 2004 to February 2008, Mr. Walsh was a Vice President in the Real Estate, Gaming, Lodging and Leisure Investment Banking Group of Deutsche Bank Securities, Inc., a subsidiary of Deutsche Bank AG conducting investment banking and securities activities in the United States. Mr. Walsh is a Chartered Financial Analyst. He received a B.S. in accounting from Boston College. Committees: Audit and Compensation (Chair).

Mr. Walsh is a sophisticated investor who has an extensive background in financial analysis, a broad understanding of the operational, financial and strategic issues facing public companies, and significant experience in the restaurant industry through past investments. In light of his education, background and experience, and his significant beneficial ownership stake in the Company (6.15% beneficial ownership as of the Record Date), the Board believes that Mr. Walsh brings the perspective of a professional institutional shareholder to Board discussions, and provides the Board with a strategic focus on maximizing shareholder value.

2013

Adam J. Wright Age 36

Adam Wright is a founding Principal and the Managing Partner of Blue Clay Capital Management, LLC. From September 2007 to December 2011, he served as a Senior Fundamental Analyst with Whitebox Advisors, LLC. Prior to joining Whitebox, Mr. Wright worked for UnitedHealth Group in corporate development and Goldman, Sachs & Co. in the investment banking division. Mr. Wright has a B.A. in Economics from Dartmouth College and an MBA from the Stanford Graduate School of Business. Committees: Compensation and Corporate Governance and Nominating (Chair).

Mr. Wright, who is affiliated with investment funds that collectively have a significant beneficial ownership stake in the Company (6.22% as of the Record Date), brings further insight to our Board from the perspective of a professional institutional shareholder and brings with him a strategic focus on maximizing short- and long-term financial performance and increasing the intrinsic value of our Company on a per-share basis. We believe this insight and focus is valuable to our Company, our Board as a whole and our shareholders.

2013

Vote Required

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six nominees named above. If you do not vote for a particular nominee, or you withhold authority for one or all nominees, your vote will not count either “for” or “against” the nominee, although it will be counted for purposes of determining whether there is a quorum. If any director nominee should withdraw or otherwise become unavailable for reasons not presently known, the proxies which would have otherwise been voted for that director nominee may be voted for a substitute director nominee selected by the Company’s Board of Directors.

The Board recommends that you vote FOR the election of each named nominee.

PROPOSAL No. 2 – Adoption of Famous Dave’s of America, Inc. 2015 Equity Incentive Plan

In February 2015, the Company’s Board of Directors approved the Famous Dave’s of America, Inc. 2015 Equity Incentive Plan, which we refer to as the 2015 Plan, subject to adoption by its shareholders at the Annual Meeting. The 2015 Plan is a new equity incentive plan that is separate from the Company’s 2005 Stock Incentive Plan, which we refer to as the 2005 Plan. The purpose of the 2015 Plan is to increase stockholder value and to advance the interests of the Company by furnishing a variety of economic incentives designed to attract, retain and motivate employees, certain key consultants and directors of the Company.

If this proposal is approved by our shareholders, the 2015 Plan will become effective upon the date of the Annual Meeting, and no additional awards will be granted under the 2005 (although all outstanding awards granted under the 2005 Plan will continue to be subject to the terms and conditions as set forth in the agreements evidencing such awards and the terms of the 2005 Plan). If our shareholders do not approve this proposal, the 2015 Plan will not become effective and the 2005 Plan will continue in its current form.

The approval of the 2015 Plan will allow us to continue to grant stock options and other awards at levels determined appropriate by our Board of Directors. The 2015 Plan will also allow us to utilize a broad array of equity incentives and performance cash incentives in order to secure and retain the services of our employees, consultants and directors, and to provide long term incentives that align the interests of our employees, directors and consultants with the interests of our shareholders.

Approval of the 2015 Plan by our shareholders will also constitute approval of terms and conditions set forth therein that will permit us to grant stock options and performance awards under the 2015 Plan that may qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code. Section 162(m) of the Code denies a deduction to any publicly held corporation and its affiliates for certain compensation paid to “covered employees” in a taxable year to the extent that compensation to a covered employee exceeds $1 million. However, some kinds of compensation, including qualified “performance-based compensation,” are not subject to this deduction limitation, and we believe it is in our best interests and the best interests of our shareholders to preserve the ability to grant “performance-based compensation” under Section 162(m) of the Code. For the grant of awards under a plan to qualify as “performance-based compensation” under Section 162(m) of the Code, the plan must, among other things, (i) describe the employees eligible to receive such awards, (ii) provide a per-person limit on the number of shares subject to stock options and performance stock awards, and the amount of cash that may be subject to performance cash awards, granted to any employee under the plan in any year and (iii) include one or more pre-established business criteria upon which the performance goals for performance awards may be granted (or become vested or exercisable). These terms must be approved by the shareholders and, accordingly, our shareholders are requested to approve the 2015 Plan, which includes terms regarding eligibility for awards, per-person limits on awards and the business criteria for performance awards granted under the 2015 Plan (as described in the summary below).

Shareholders are often interested in the potential for equity dilution resulting from grants of equity incentives (performance shares, stock options, restricted stock, etc.) under a company’s equity compensation plans. The percentage amount by which current shareholders’ equity interests may be diluted as a result of such grants is commonly referred to as the “overhang.” The overhang is calculated by dividing (i) the total number of incentives granted and available for grant under equity compensation plans, by (ii) the total shares outstanding assuming the exercise of all outstanding incentives and the grant and exercise of all available incentives. If the 2015 Plan is adopted by the Company’s shareholders, the overhang for all of the Company’s equity compensation plans (including the 1995 Stock Option and Compensation Plan and the 2005 Plan) would be approximately 11.81%, based on the total shares outstanding as of the Record Date and incentives granted and available for grant under equity compensation plans as of the Record Date but giving effect to the proposed adoption of the 2015 Plan.

Description of the 2015 Plan

The material features of the 2015 Plan are outlined below. This summary is qualified in its entirety by reference to the complete text of the 2015 Plan, which is appended to this proxy statement as Appendix A. Shareholders are urged to read the actual text of the 2015 Plan in its entirety.

Eligibility. Our employees, directors and consultants are eligible to participate in the 2015 Plan.

Administration. The 2015 Plan is administered by our Board of Directors, which may in turn delegate authority to administer the 2015 Plan to a committee. Our Board of Directors has delegated authority to administer the 2015 Plan to the compensation committee, but may, at any time, revest in itself some or all of the power previously delegated to this committee. Our compensation committee may make grants of cash and equity awards under the 2015 Plan to facilitate compliance with Section 162(m) of the Code. The Board of Directors and the compensation committee are each considered to be a plan administrator for purposes of this proposal.

Subject to the terms of the 2015 Plan, the plan administrator may determine the recipients, numbers and types of awards to be granted, and the terms and conditions of the awards, including the period of their exercisability and vesting. Subject to the limitations set forth below, the plan administrator also determines the fair market value applicable to a stock award and the exercise price of stock options and stock appreciation rights granted under the 2015 Plan.

The plan administrator may also delegate to one or more of our directors or officers the authority to designate employees who are not officers to be recipients of certain stock awards and the number of shares subject to such stock awards, provided that the Board of Directors must specify the total number of shares of our common stock that may be subject to the stock awards granted by such officer, and such officer may not grant a stock award to himself or herself.

Shares Available for Awards. If this proposal is approved, the aggregate number of shares of our common stock reserved for issuance under the 2015 Plan will not exceed 350,000 shares. The 2015 Plan’s share reserve is separate and apart from the Company’s existing 2005 Plan; however, if this proposal is approved, no additional incentives will be granted under the 2005 Plan.

If a stock option or SAR granted under the 2015 Plan expires or is terminated or canceled unexercised as to any shares of common stock, such shares shall be added back to the 2015 Plan share reserve and shall be available again for issuance under the 2015 Plan. If the full number of shares subject to a performance share award other performance based-stock award (other than a stock option or SAR) is not issued by reason of failure to achieve maximum performance goals, the number of shares not issued shall be added back to the 2015 Plan share reserve and shall be available again for issuance under the 2015 Plan. If shares of common stock are issued as performance shares, restricted stock or pursuant to another stock award and thereafter are forfeited or reacquired by the Company because of the failure to meet a contingency or condition required to vest such shares in the participant, then the shares that are forfeited or repurchased shall be added back to the 2015 Plan share reserve and shall be available again for issuance under the 2015 Plan. Shares withheld or deducted from an Incentive in satisfaction of tax withholding obligations on an incentive or as consideration for the exercise or purchase price of an Incentive will not be added back to the Plan share reserve and will not again become available for issuance under the Plan.

Types of Awards. Incentives under the Plan may be granted in any one or a combination of the following forms: incentive stock options and non-statutory stock options, stock appreciation rights, or SARs; stock awards, restricted stock awards and restricted stock unit awards, performance share and performance cash awards, and other forms of incentives valued in whole or in part by reference to, or otherwise based on, pour common stock, including the appreciation in value thereof.

Stock Options. Non-qualified and incentive stock options may be granted to eligible participants to purchase shares of common stock from the Company. The 2015 Plan confers on the Board of Directors the discretion, with respect to any such stock option, to determine the term of each option, the time or times during its term when the option becomes exercisable and the number and purchase price of the shares subject to the option, provided that the purchase price shall be not less than the fair market value of the common stock subject to the option on the date of grant.

Stock Appreciation Rights. A stock appreciation right, or SAR, is a right to receive, without payment to the Company, a number of shares, cash or any combination thereof, the amount of which is equal to the aggregate amount of the appreciation in the shares of common stock as to which the SAR is exercised. For this purpose, the “appreciation” in the shares consists of the amount by which the fair market value of the shares of common stock on the exercise date exceeds (a) in the case of an SAR related to a stock option, the purchase price of the shares under the option or (b) in the case of an SAR granted alone, without reference to a related stock option, an amount determined by the Committee at the time of grant. The Board of Directors has the discretion to determine the number of shares as to which an SAR will relate as well as the duration and exercisability of an SAR.

Stock Awards. Stock awards Awards consist of the transfer by the Company to an eligible participant of shares of common stock, without payment, as additional compensation for services to the Company. The number of shares transferred pursuant to any stock award is determined by the Board of Directors.

Restricted Stock and Restricted Stock Units. Restricted stock consists of the sale or transfer by the Company to an eligible participant of one or more shares of common stock that are subject to restrictions on their sale or other transfer by the participant which restrictions will lapse after a period of time not less than three years as determined by the Board of Directors. The price at which restricted stock will be sold will be determined by the Board of Directors, and it may vary from time to time and among participants and may be less than the fair market value of the shares at the date of sale. Subject to these restrictions and the other requirements of the 2015 Plan, a participant receiving restricted stock shall have all of the rights of a shareholder as to those shares. The 2015 Plan also permit grants of restricted stock units, which are units that evidence the right to receive shares of common stock at a future date, subject to restrictions that may be imposed by the Board of Directors.

Performance Awards. The 2015 Plan allows us to grant cash and stock-based performance awards that may qualify as performance-based compensation that is not subject to the $1 million limitation on the income tax deductibility of compensation paid per covered employee imposed by Section 162(m) of the Code. Performance awards may be granted, vest or be exercised based upon the attainment during a specified period of time of specified performance goals. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Board of Directors, and/or, to the extent consistent with Section 162(m) of the Code, the compensation committee or the Board of Directors; provided, however, that any performance period must be at least one year in length.

In granting a performance award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Board of Directors will set a period of time, or a performance period, over which the attainment of one or more goals, or performance goals, will be measured. Within the time period prescribed by Section 162(m) of the Code, at a time when the achievement of the performance goals remains substantially uncertain (typically no later than the earlier of the 90th day of a performance period and the date on which 25% of the performance period has elapsed), the Board of Directors will establish the performance goals, based upon one or more criteria, which we refer to as performance criteria, enumerated in the 2015 Plan and described below.

Performance goals under the 2015 Plan will be based on any one or more of the following performance criteria: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity or average stockholder’s equity; (vi) return on assets, investment, or capital employed; (vii) stock price; (viii) margin (including gross margin); (ix) income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xiii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) implementation or completion of projects or processes; (xxv) customer satisfaction; (xxvi) stockholders’ equity; (xxvii) capital expenditures; (xxiii) debt levels; (xxix) operating profit or net operating profit; (xxx) workforce diversity; (xxxi) growth of net income or operating income; (xxxii) billings; and (xxxiii) to the extent that an incentive is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board of Directors. Performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices.

Section 162(m) Limits. Under the 2015 Plan, a maximum of 350,000 shares of our common stock may be granted to any one participant during any one calendar year pursuant to stock options, stock appreciation rights and other stock awards whose value is determined by reference to an increase over an exercise price or strike price of at least 100% of the fair market value of our common stock on the date of grant. In addition, the maximum amount covered by performance awards that may be granted to any one participant in any one calendar year (whether the grant, vesting or exercise is contingent upon the attainment during a performance period of the performance goals described below) is 350,000 shares of our common stock in the case of performance share awards and $2,000,000 in the case of performance cash awards. Such limits are designed to allow us to grant awards that are exempt from the $1,000,000 limitation on the income tax deductibility of compensation paid per covered employee imposed by Section 162(m) of the Code. If a performance share award is in the form of an option, it will count only against the performance stock award limit. If a performance share award could be paid out in cash, it will count only against the performance stock award limit.

Limitation of Director Awards. Under the 2015 Plan, no director who is not also an employee of the Company or its affiliates may be granted incentives denominated in shares that exceed in the aggregate $500,000 in value in any calendar year, except to the extent that the incentive is awarded pursuant to an election by the directors to receive such incentive in lieu of all or a portion of annual and committee retainers and meeting fees.

Repricing; Cancellation and Re-Grant of Stock Awards. Except in connection with certain capitalization adjustments, neither the Board of Directors nor any committee will have the authority to reduce the exercise, purchase or strike price of any outstanding options or SAR under the 2015 Plan, or cancel any outstanding options or SARs that have an exercise price or strike price greater than the current fair market value of our common stock in exchange for cash or other incentives under the 2015 Plan, unless the shareholders of the Company have approved such an action within twelve months prior to such an event.

Changes to Capital Structure. In the event of certain capitalization adjustments, the Board of Directors will appropriately adjust: (i) the class(es) and maximum number of securities subject to the 2015 Plan; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of ISOs; (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 162(m) limits; and (iv) the class(es) and number of securities and price per share of stock subject to outstanding stock awards.

Corporate Transactions. In the event of a corporate transaction (as defined in the 2015 Plan and described below), the Board of Directors may have the discretion to take one or more of the following actions with respect to outstanding stock awards (contingent upon the closing or consummation of such transaction), unless otherwise provided in the stock award agreement or other written agreement with the participant or unless otherwise provided by the Board of Directors at the time of grant:

•

arrange for the surviving or acquiring corporation (or its parent company) to assume or continue the award or to substitute a similar stock award for the award (including an award to acquire the same consideration paid to our stockholders pursuant to the corporate transaction);

•	arrange for the assignment of any reacquisition or repurchase rights held by us with respect to the stock award to the surviving or acquiring corporation (or its parent company);

•	accelerate the vesting, in whole or in part, (and, if applicable, the exercisability) of the stock award and provide for its termination prior to the effective time of the corporate transaction;

•	arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us with respect to the award;

•

cancel or arrange for the cancellation of the stock award, to the extent not vested or exercised prior to the effective time of the corporate transaction, in exchange for such cash consideration, if any, as the Board of Directors may consider appropriate; and

•

cancel or arrange for the cancellation of the stock award, to the extent not vested or not exercised prior to the effective time of the corporate transaction, in exchange for a payment, in such form as may be determined by the Board of Directors, equal to the excess, if any, of (i) the value of the property the participant would have received upon the exercise of the stock award immediately prior to the effective time of the corporate transaction, over (ii) any exercise price payable in connection with such exercise.

The Board of Directors is not obligated to treat all stock awards or portions of stock awards in the same manner. The Board of Directors may take different actions with respect to the vested and unvested portions of a stock award.

For purposes of the 2015 Plan, a corporate transaction will be deemed to occur in the event of the consummation of (i) a sale or other disposition of all or substantially all of our consolidated assets, (ii) a sale or other disposition of more than 90% of our outstanding securities, (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation, or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.

Change in Control. In the event of a change in control (as defined in the 2015 Plan), the Board of Directors or a comparable committee of any corporation assuming the obligations of the Company under the 2015 Plan must declare that the restriction period of all restricted stock and restricted stock units has been eliminated, that all outstanding stock options and SARs shall accelerate and become exercisable in full but that all outstanding stock options and SARs, whether or not exercisable prior to such acceleration, must be exercised within the period of time set forth in a notice to participant or they will terminate, and that all performance shares granted to participants are deemed earned at 100% of target levels and shall be paid.

Plan Amendments and Termination. Our Board of Directors may amend, modify, suspend, discontinue or terminate the 2015 Plan at any time as it deems necessary or advisable; provided, however, any amendment or modification that (a) increases the total number of shares available for issuance pursuant to incentives granted under the 2015 Plan, (b) deletes or limits the prohibition of re-pricing incentives, or (c) requires the approval of the Company’s shareholders pursuant to any applicable law, regulation or securities exchange rule or listing requirement, shall be subject to approval by the Company’s shareholders. In general, however, no amendment, modification, suspension, discontinuance or termination of the 2015 Plan shall impair a participant’s rights under an outstanding incentive without his or her written consent.

Transferability of Incentives. Incentives granted under the 2015 Plan may not be transferred, pledged or assigned by the holder thereof (except, in the event of the holder’s death, by will or the laws of descent and distribution to the limited extent provided in the 2015 Plan or the incentive, or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder). However, stock options may be transferred by the holder thereof to such holder’s spouse, children, grandchildren or parents (collectively, the “Family Members”), to trusts for the benefit of Family Members, to partnerships or limited liability companies in which Family Members are the only partners or shareholders, or to entities exempt from federal income taxation pursuant to Section 501(c)(3) of the Internal Revenue Code of 1986, as amended. During a participant’s lifetime, a stock option may be exercised only by him or her, by his or her guardian or legal representative or by the transferees permitted by the preceding sentence.

Clawback Policy. Awards granted under the 2015 Plan will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, or other applicable law. In addition, the Board of Directors may impose other clawback, recovery or recoupment provisions in an award agreement as the Board of Directors determines necessary or appropriate, including a reacquisition right in respect of previously acquired shares of our common stock or other cash or property upon the occurrence of cause.

U.S. Federal Income Tax Consequences

The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The 2015 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.

Nonstatutory Stock Options. Generally, there is no taxation upon the grant of an nonstatutory stock option if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an optionholder will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionholder is employed by us or one of our affiliates, that income will be subject to withholding taxes. The optionholder’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the optionholder’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionholder.

Incentive Stock Options. The 2015 Plan provides for the grant of stock options that qualify as “incentive stock options,” as defined in Section 422 of the Code, or an ISO. Under the Code, an optionholder generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the optionholder holds a share received on exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionholder disposes of a share acquired on exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the optionholder generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the optionholder will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that stock option generally will be an adjustment included in the optionholder’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionholder, subject to Section 162(m) of the Code and provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards. Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Restricted Stock Unit Awards. Generally, the recipient of a restricted stock unit structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the shares of our common stock received over any amount paid by the recipient in exchange for the shares of our common stock. To conform to the requirements of Section 409A of the Code, the shares of our common stock subject to a restricted stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the restricted stock units otherwise comply with or qualify for an exception to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from restricted stock units will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock unit award.

Stock Appreciation Rights. We may grant under the 2015 Plan stock appreciation rights separate from any other award or in tandem with other awards under the 2015 Plan. Where the stock appreciation rights are granted with a strike price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Securities Authorized for Issuance under Equity Compensation Plans

The Company maintains the 1998 Director Stock Option Plan (the “Director Plan”) and the 2005 Stock Incentive Plan (the “2005 Plan”). We have also granted stock incentives outside of these equity compensation plans in limited situations. The Director Plan and the 2005 Plan prohibit the granting of incentives after June 10, 2008 and May 12, 2015, respectively, the tenth anniversary of the date such plans were approved by the Company’s shareholders. Nonetheless, the Director Plan and the 2005 Plan will remain in effect until all outstanding incentives granted thereunder have either been satisfied or terminated.

The purpose of the Director Plan was to encourage share ownership by Company directors who are not employed by the Company in order to promote long-term shareholder value through continuing ownership of the Company’s common stock. The purpose of the 2005 Plan, which was approved by the Company’s shareholders at the May 2005 annual shareholders’ meeting, is to increase shareholder value and to advance the interests of the Company by furnishing a variety of economic incentives designed to attract, retain and motivate team members (including officers), certain key consultants and directors of the Company.

The Director Plan and the 2005 Plan have each been approved by the Company’s shareholders. The following table sets forth certain information as of December 28, 2014 with respect to the Director Plan and the 2005 Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options Warrants and Rights (A)	Weighted- Average Exercise Price of Outstanding Options (B)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A)) (C)
Equity compensation plans approved by shareholders:
1998 Director Stock Option Plan	5,000	$10.98	—
2005 Stock Incentive Plan	238,570	$28.04	350,462

TOTAL	243,570	$27.69	350,462
Equity compensation plans not approved by shareholders:
None	—	—	—

PROPOSAL No. 3 – Ratification of the Appointment of Independent Registered Public Accounting Firm

The Board of Directors and management of the Company are committed to the quality, integrity and transparency of the Company’s financial reports. In accordance with the duties set forth in its written charter, the Audit Committee of the Company’s Board of Directors has appointed Grant Thornton LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year. A representative of Grant Thornton LLP is expected to attend this year’s Annual Meeting and be available to respond to appropriate questions from shareholders, and will have the opportunity to make a statement if he or she desires to do so.

Fees Billed to Company by Its Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and 401(k) audit services, tax services and other services rendered by Grant Thornton LLP during fiscal years 2014 and 2013:

	2014	2013
Audit Fees (1)	$313,716	$280,358
Audit-Related Fees (2)	$13,520	$13,611
Tax Fees (3)	—	—
All Other Fees (4)	—	—

Total Fees	$327,236	$293,969

(1)

Audit Fees consist of fees for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)

Audit-Related Fees consist principally of assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements but not reported under the caption Audit Fees above, including the 401(k) audit.

(3)	Tax Fees consist of fees for tax compliance, tax advice, and tax planning.

(4)	All Other Fees typically consist of fees for permitted non-audit products and services provided.

The Audit Committee of the Board of Directors has reviewed the services provided by Grant Thornton LLP during fiscal year 2014 and the fees billed for such services. After consideration, the Audit Committee has determined that the receipt of these fees by Grant Thornton LLP is compatible with the provision of independent audit services. The Audit Committee discussed these services and fees with Grant Thornton LLP and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the Securities and Exchange Commission to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Pre-Approval Policy

The Company’s Audit Committee charter (a copy of which is available at the Company’s website at www.famousdaves.com) provides that all audit and non-audit accounting services that are permitted to be performed by the Company’s independent registered public accounting firm under applicable rules and regulations must be pre-approved by the Audit Committee or by designated members of the Audit Committee, other than with respect to de minimus exceptions permitted under the Sarbanes-Oxley Act of 2002. During fiscal 2014, all services performed by Grant Thornton LLP were pre-approved in accordance with the Audit Committee charter.

Prior to or as soon as practicable following the beginning of each fiscal year, a description of the audit, audit-related, tax, and other services expected to be performed by the independent registered public accounting firm in the following fiscal year is presented to the Audit Committee for approval. Following such approval, any requests for audit, audit-related, tax, and other services not presented and pre-approved must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairperson of the Audit Committee. The Chairperson must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval. In addition, the Audit Committee has granted pre-approval for the Chief Executive Officer and the Chief Financial Officer to spend up to $5,000 annually in additional permitted audit fees with Grant Thornton LLP, which authority and amount will be reviewed and approved annually.

Vote Required

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal 2015. If the shareholders do not ratify the appointment of Grant Thornton LLP, the Audit Committee may reconsider its selection, but is not required to do so. Notwithstanding the proposed ratification of the appointment of Grant Thornton LLP by the shareholders, the Audit Committee, in its discretion, may direct the appointment of new independent auditors at any time during the year without notice to, or the consent of, the shareholders, if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

The Board recommends that you vote FOR the ratification of Grant Thornton LLP as the independent registered public accounting firm of the Company for fiscal 2015.

PROPOSAL No. 4 – Advisory Vote on Executive Compensation

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, our shareholders are entitled to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the rules of the Securities and Exchange Commission. This “say-on-pay” vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

At the Company’s 2013 annual shareholders’ meeting, the shareholders were asked to cast an advisory vote on how frequently we should seek an advisory “say-on-pay” vote. In particular, we asked whether the “say-on-pay” vote should occur every three years, every two years, or every one year. As stated in the proxy statement for our 2013 annual shareholders’ meeting, our Board recommended that shareholders vote for an annual “say-on-pay” vote to best enable the Board and the Compensation Committee to understand and incorporate the views of our shareholders in structuring our executive compensation programs. At the 2013 annual shareholders’ meeting, the option of an annual “say-on-pay” vote received the highest number of votes cast by shareholders. Consistent with this desire for an annual “say-on-pay” vote, we are asking shareholders to indicate their support at the Annual Meeting for the compensation of our named executive officers as described in this proxy statement by casting an advisory vote “FOR” the following resolution:

“RESOLVED, that the shareholders approve the compensation of the “named executive officers” of Famous Dave’s of America, Inc., as disclosed in the section entitled “Executive Compensation” in the Proxy Statement for the Famous Dave’s of America, Inc. 2015 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

The compensation of our named executive officers is disclosed in the section entitled “Executive Compensation” below, including the tabular and narrative disclosures set forth in such section under the headings “Compensation Discussion and Analysis” and “Executive Compensation Tables.” As discussed in those disclosures, we believe that our compensation policies and decisions are focused on pay-for-performance principles and strongly aligned with our shareholders’ interests. Compensation of our named executive officers is designed to enable us to attract, motivate and retain talented and experienced executives to lead our company successfully in a competitive environment.

Vote Required

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve, on an advisory basis, the compensation of our named executive officers as described herein. Because the vote is advisory, it will not be binding on the Company, the Board or the Compensation Committee. Nevertheless, the views expressed by our shareholders, whether through this vote or otherwise, are important to us and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

The Board recommends that you vote FOR the proposal to approve the compensation of our named executive officers, as described in this proxy statement.

Other Matters

The Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the four proposals described above. Although the Board of Directors knows of no other matters to be presented at the Annual Meeting, all proxies returned to the Company will be voted on any such matter in accordance with the judgment of the proxy holders.

EXECUTIVE OFFICERS AND DIRECTORS OF THE COMPANY

Name and Title	Age	Principal Occupation, Business Experience for the Past Five Years and Directorships of Public Companies

Edward H. Rensi Chief Executive Officer, Director	70	See ‘‘Election of Directors (Proposal One)” — above.

Richard A. Pawlowski Chief Financial Officer	40

Mr. Pawlowski, is our Chief Financial Officer and has been since June 2, 2014. He has significant experience in acquisition and turnaround strategies, particularly with regard to restaurant companies, and was most recently CEO and co-founder of Capitol C Holdings, LLC, a restaurant development, acquisition and operating company. Mr. Pawlowski, has a Master of Engineering from the University of Oxford and an MBA from Harvard Business School.

David J. Mastrocola Director	53	See ‘‘Election of Directors (Proposal One)” — above.

Brett D. Heffes Director	47	See ‘‘Election of Directors (Proposal One)” — above.

Jonathan P. Lennon Director	32	See ‘‘Election of Directors (Proposal One)” — above.

Patrick D. Walsh Director	38	See ‘‘Election of Directors (Proposal One)” — above.

Adam J. Wright Director	36	See ‘‘Election of Directors (Proposal One)” — above.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

As of December 28, 2014, we employed approximately 2,438 employees, of which approximately 256 were full-time salaried employees. Four executives, in positions of Vice President or above, currently participate in the Company’s executive compensation; however, only two of our current executives, our Chief Executive Officer and Chief Financial Officer, are considered “named executive officers” for purposes of the fiscal 2014 compensation tables appearing elsewhere in this Proxy Statement. Our former Chief Executive Officer and former Chief Financial Officer are also considered “named executive officers” under applicable Securities and Exchange Commission rule for purposes of these tables.

This Compensation Discussion and Analysis explains the executive compensation philosophy, policies and practices that applied to our named executive officers for fiscal 2014 and the philosophy, policies and practices expected for fiscal 2015.

General Compensation Philosophy

At Famous Dave’s, our executive compensation philosophy has been based on adopting compensation programs driven by short- and long-term financial performance metrics designed to ensure management is incented to increase shareholder value over time. The Compensation Committee of the Board of Directors has direct oversight and responsibility for the Company’s executive compensation policies and programs. The Company’s executive compensation policies and programs are designed to provide:

•	a means for the Company to attract, motivate, reward and retain qualified executives in a competitive environment;

•	competitive levels of compensation that integrate with the Company’s annual objectives and long-term goals;

•	incentives that promote sustained short- and long-term financial growth and return in order to increase intrinsic value per share;

•	a reward system for extraordinary performance that recognizes individual initiative and achievements; and

•	a means to optimize performance without encouraging unreasonable risks or incentivizing behavior that would be reasonably likely to result in a material adverse effect on the Company.

The Compensation Committee believes that the total compensation program for executives should consist of the following elements, each determined by individual and corporate performance:

•	Base salary compensation; and

•	Incentive compensation, both in the form of annual cash bonus and long-term stock-based incentive awards.

In addition to the compensation program elements listed above, we have established a Deferred Stock Unit Plan and a Non-Qualified Deferred Compensation Plan in which our executives are entitled to participate. The Compensation Committee believes that the availability of these plans, each of which are discussed below, adds to the attractiveness of the Company’s overall compensation program and positively impacts the Company’s ability to hire and retain qualified executives.

Executive Compensation Policy Transition

Fiscal 2013 and fiscal 2014 have been years of transition for Famous Dave’s. During this period, we have seen complete turnover in our Board of Directors. Several of the directors currently serving on our Board of Directors are affiliated with significant shareholders and three of these directors now comprise our Compensation Committee. We have also seen turnover among our executive management team during this time, with our Chief Executive Officer and Chief Financial Officer commencing employment with the Company during fiscal 2014. During fiscal 2014, we made several strategic decisions that we believe are laying the foundation to return to positive same store sales growth and improved restaurant-level and Company-level operating margins. These included, among other things, eliminating our prior strategy of discounting to drive sales, making strategic investments in our business, taking one-time cost adjustments associated with prior year activities, and incurring costs associated with rationalizing our restaurant portfolio.

In light of the timing of management turnover and the expected the impact of our strategic decisions on the Company’s short-term financial results, and in order to direct management’s focus on realizing the long-term benefits of our strategic decisions, the Compensation Committee elected not to utilize formal plan-based annual cash bonus or long-term equity compensation programs during fiscal 2014 or 2015 that were based on achieving pre-determined financial objectives. Instead, the Compensation Committee granted new-hire stock options to our Chief Executive Officer and Chief Financial Officer, and has relied on discretionary bonus and stock option grants to compensate and incentive our executives during these years. The Company’s long-term equity compensation programs that were adopted in previous years, including performance share and performance stock units programs covering the fiscal 2012-2014 and fiscal 2013-2015 periods, remained in place at December 28, 2014 and are discussed below. However, our current Chief Executive Officer and Chief Financial Officer do not participate in these programs and, consequently, we do not view these as material incentive compensation programs going forward.

Our Compensation Committee will continue to evaluate our executive compensation programs and revise those programs from time to time when it determines that revisions are necessary to ensure that our compensation programs are in line with our stated philosophy; namely, to adopt compensation programs driven by short- and long-term financial performance metrics designed to ensure management is incented to increase shareholder value over time, including increasing the intrinsic value of our Company on a per-share basis. As part of that process, we anticipate re-instituting more formulaic management incentive programs based on achieving pre-determined financial objectives as early as fiscal 2016, and we expect that these programs will include the following features:

•

Performance Measures: We expect to use earnings per share (EPS) growth and/or return on invested capital (ROIC) as the performance criteria on which to measure the achievement of performance goals. We believe that these are better measures of profitability and growth that drive shareholder return and will incent management to improve margins and optimally allocate capital.

•

Form of Long-term Stock-based Incentives: In order to align the interests of management with the creation of value for our shareholders, we expect to utilize long-term stock-based incentives in the form of stock options that provide for performance-based vesting, instead of our prior use of performance share grants.

•

Three-Year Performance Measures: In an attempt to encourage long-term value-creating behavior through stock-based incentive grants, we expect to establish performance goals at the beginning of the three-year performance period that apply to the entire period and require improvement over the entire period, rather than establishing annual goals and measuring their cumulative effect. We believe this will eliminate the risk that long-term incentives will be earned without improvements in long-term performance.

Shareholders who desire to provide input with respect to our compensation policies and programs are encouraged to do so. See “Ability of Shareholder to Communicate with the Company’s Board of Directors” elsewhere in this Proxy Statement.

Compensation Procedures

Our Compensation Committee approves, on an annual basis, the competitiveness of our overall executive compensation programs, including the appropriate mix between cash and non-cash compensation as well as annual and long-term incentives. As set forth in its written charter, our Compensation Committee has access to resources it deems appropriate to accomplish its responsibilities, including the sole authority to retain (with funding provided by the Company) legal counsel and experts in the field of executive compensation after taking into consideration the independence related factors required under applicable Nasdaq listing standards. The Compensation Committee has the sole authority to retain and to terminate such advisors, and to approve the fees and other retention terms. During fiscal 2014, the Compensation Committee primarily relied upon internal Company resources to generate information on which to benchmark the Company’s compensation practices. The methodology used by the Company included but was not limited to analyses of salary survey data and peer company proxy data. To a limited extent, the Compensation Committee also utilized information presented by Pearl Meyer & Partners in assessing its compensation practices and determinations. Pearl Meyer & Partners does not provide any services to our Company other than those for which it was retained by the Compensation Committee.

In evaluating base salary and overall compensation for Company executives, the Compensation Committee utilized external survey data. The 14 publicly traded peer companies that were included in the Compensation Committee’s analysis for fiscal 2014 are listed below:

• Ark Restaurants Corp.	• Diversified Restaurant Holdings, Inc.	• Jamba, Inc.

• Bravo Brio Restaurant Group, Inc.	• Einstein Noah Restaurant Group, Inc.*	• Kona Grill, Inc.

• Chuy’s Holdings, Inc.	• Frisch’s Restaurants, Inc.	• Luby’s, Inc.

• Cosi Inc.	• Ignite Restaurant Group, Inc.	• Ruth’s Hospitality Group, Inc.

• Del Frisco’s Restaurant Group, Inc.

*	Einstein Noah Restaurant Group, Inc. ceased to be a public reporting company in November 2014.

Generally, our Chief Executive Officer has provided input to our Compensation Committee regarding executive compensation and participated in the ultimate determination of compensation for the Company’s other executives. However, our Chief Executive Officer does not have direct involvement in the determination of his own compensation, the determination and structure of which is the sole responsibility of the Compensation Committee.

Components of 2014 Compensation; Historical Compensation Plans

Base Salary Compensation

Base salary compensation is determined by the potential impact each position has on the Company, the skills and experiences required by the position, the performance and potential of the incumbent in the position, and competitive market information.

Incentive Compensation

The Compensation Committee believes that the Company’s executive incentive compensation arrangements should closely align the interests of management with the interests of our shareholders. With that in mind, the Compensation Committee has historically established an annual cash bonus plan and multi-year stock-based incentive awards that are designed to reward executives based on the Company achieving pre-determined Company performance targets. With respect to the annual cash bonus plan, actual payouts to executives have been determined by the extent to which these performance targets are achieved for the applicable year. With respect to stock-based incentive awards, actual payouts have generally been determined by the extent to which the cumulative total of annual targets are achieved over a three year performance period. Going forward, however, we expect to establish performance goals at the beginning of the three-year performance period that apply to the entire period and require improvement over the entire period, rather than establishing annual goals and measuring their cumulative effect. Although achievement of pre-determined goals has been a requirement for payment of the plan-based incentives, the Compensation Committee retained the discretion to deviate from the plan-based payout calculations based on its retrospective assessment of Company overall managerial, financial and operational performance. These incentive compensation plans, taken together, were designed to encourage participants to focus their efforts on achieving both near and longer-term Company goals without encouraging unreasonable risks or incentivizing behavior that would be reasonably likely to result in a material adverse effect on the Company.

The Compensation Committee also believes that “incentive” compensation should represent an inducement for performance that meets or exceeds challenging targets and the Compensation Committee’s more subjective expectation of high financial and operational performance. In short, incentive compensation should reward extraordinary, and not simply ordinary, performance.

Annual Cash Bonus

In previous years, including in fiscal 2012 and 2013, the Company utilized an annual cash bonus plan pursuant to which a target annual cash bonus amount was calculated for each executive as a percentage of his or her annual base salary, with the applicable percentage based on competitive market information for similar positions and experience.

Bonus payments for the year were contingent upon the Company achieving at least a minimum Adjusted EBITDA equal to the actual Adjusted EBITDA achieved during the prior fiscal year, because the Compensation Committee did not believe it was appropriate to reward executives under the annual cash bonus plan unless Company performance, measured in Adjusted EBITDA, exceeded the prior year’s performance. If the minimum threshold was satisfied, then the amount of actual bonus payouts was to be determined based on the extent to which the Company exceeded that threshold, subject to Board of Director discretion to deviate from such amount based on its subjective assessment of Company managerial, financial and operational performance. For these purposes, “Adjusted EBITDA” is defined as income from operations of the Company, plus depreciation, and amortization, and non-cash adjustments (such as asset impairment, lease termination and other closing costs) and other non-cash items as approved by the Compensation Committee, subject to adjustment by the Compensation Committee in its sole discretion for non-recurring items. The Compensation Committee used Adjusted EBITDA as its performance measure because it is a measure widely used by investors to evaluate operating performance and provided a relevant and consistent comparison of the Company’s operating performance against that of other companies, as it presented a meaningful measure of corporate performance exclusive of the impact of non-cash events and the method by which assets were acquired.

As discussed above, the Company elected not to adopt a formal annual plan-based executive cash bonus program for fiscal 2014, in part due to the turnover in the Company’s executive management ranks during the year. Instead, the Compensation Committee opted to rely on its ability to grant discretionary bonuses where it deemed warranted. Using this discretion, the Company made a $125,000 cash bonus grant to Mr. Rensi for his efforts in helping develop the Board of Director’s strategic initiatives and implementing those initiatives during fiscal 2014.

In light of the expected the impact of our strategic decisions on the Company’s short-term financial results, and in order to direct management’s focus on realizing the long-term benefits of these strategic decisions, we intend to continue to rely on the ability to grant discretionary bonuses for fiscal 2015 performance rather than to utilize a plan-based annual cash bonus program in which awards are based on achieving specified financial objectives. As mentioned above, we anticipate re-instituting more formulaic management incentive programs based on achieving pre-determined financial objectives as early as fiscal 2016.

Long-Term Equity Incentives

A key objective of our Compensation Committee has been to align Company performance with shareholder expectations. In order to align these objectives, we previously utilized performance shares as a long-term incentive award for executives, including named executive officers, including during fiscal 2012 and 2013. Performance shares entitle recipients to receive a number of shares of the Company’s common stock subject to the Company achieving specified performance criteria over a three year period. The Compensation Committee considered information pertaining to comparable organizations based on published survey data and proxy data for publicly traded peer companies in determining the 2012 and 2013 recommended grant of stock incentive awards to the Company’s executives. To the extent earned after the applicable three year period, performance shares are paid in shares of the Company’s common stock. Therefore, the value realizable from performance shares is dependent upon the extent to which the Company’s performance is reflected in the market price of the Company’s common stock at any particular point in time.

As stated above, the Compensation Committee continues to evaluate the appropriate form for Company stock-based incentive awards and makes changes to the form of such awards as it deems desirable and in the best interests of the Company from time to time. Commencing in fiscal 2014, the Compensation Committee has elected to use long-term stock-based incentives in the form of stock options, instead of our prior use of performance share grants.

Legacy Performance Share and Performance Stock Unit Programs

As of December 28, 2014, we had two performance share programs in progress, each with a three-year performance period (each a “Performance Share Program”): the 2012 Performance Share Program (which takes into account the Company’s financial performance during fiscal 2012-2014) and the 2013 Performance Share Program (which takes into account the Company’s financial performance during fiscal 2013-2015). Under each Performance Share Program, the Company has granted recipients the right to receive a specified number of shares of the Company’s common stock (“Performance Shares”) subject to the Company achieving a specified percentage of the cumulative total of the EPS or Adjusted EBITDA goals (as applicable) for each of the fiscal years making up the three-year performance period (the “Cumulative Performance Goal”). The specified number of Performance Shares granted to each executive under a particular Performance Share Program was a function of the value of target long-term compensation established by the Compensation Committee for that executive (which reflects a percentage of the executive’s annual base salary) and the stock price on the date that the Performance Share Program was approved by the Compensation Committee. The Compensation Committee determined the EPS or Adjusted EBITDA goal for each fiscal year and the actual EPS or Adjusted EBITDA for each fiscal year was based on the earnings per diluted share amount or Adjusted EBITDA for that fiscal year as set forth in the audited financial statements filed with the Company’s Annual Report on Form 10-K. The determination as to the number of Performance Shares to be received, if any, is determined after the Company files its Annual Report on Form 10-K for the last fiscal year of the applicable three-year performance period and the Performance Shares are issued following such filing if the applicable threshold percentage of the Cumulative Performance Goal is achieved. The Compensation Committee reserved the ability to make adjustments to the actual performance calculations based on impairments, non-recurring events or otherwise when it deems it to be appropriate. The Performance Share grants for each recipient are contingent on the recipient remaining an employee of the Company until the filing of the Annual Report on Form 10-K for the applicable fiscal year. The EPS and Adjusted EBITDA goals utilized for the determination of Performance Shares are the same measurement as targets under the annual cash bonus plan discussed above.

For the 2012 Performance Share Program, the participants’ rights to receive Performance Shares was contingent on the Company achieving cumulative earnings per share for fiscal 2012 - 2014 equal to at least the cumulative amounts achieved by the Company during fiscal 2011 - 2013 (as adjusted by the Compensation Committee, if applicable). Similarly, for the 2013 Performance Share Program, the participants’ rights to receive Performance Shares are contingent on the Company achieving cumulative Adjusted EBITDA for fiscal 2013 - 2015 equal to at least the cumulative amounts achieved by the Company during fiscal 2012—2014 (as adjusted by the Compensation Committee, if applicable). If the Company achieves the applicable threshold, then participants are entitled to receive a percentage of their “Target” number of Performance Shares equal to the percentage of the Cumulative Performance Goal achieved by the Company, up to 100%. If the Company achieves more than 100% of the Cumulative Performance

Goal, then participants are entitled to receive 100% of their “Target” number of Performance Shares, plus an additional percentage equal to twice the incremental percentage increase in the Cumulative Performance Goal achieved over 100% (e.g., if the Company achieved 103% of the Cumulative Performance Goal, then participants would have been entitled to receive 106% of their “Target” number of Performance Shares); provided that the maximum payout under the 2012 Performance Share Program is capped at 110% of the “Target” number of Performance Shares.

Because cumulative earnings per share for fiscal 2012- 2014 fell short of cumulative earnings per share for fiscal 2011- 2013, no performance shares were earned under the 2012 Performance Share Program.

In fiscal 2013, the Compensation Committee granted stock incentive awards both in the form of performance shares and performance stock units, with 90% of the awards taking the form of performance shares and 10% taking the form of performance stock units. Performance stock units operate in the same fashion as performance shares but are settled in cash, rather than being settled in stock. The Compensation Committee elected to use a combination of performance shares and performance stock units for the fiscal 2013-2015 performance period in order to preserve the number of shares available under the Company’s 2005 Stock Incentive Plan.

2014 and 2015 Long-Term Equity Incentives – Stock Options

As stated above, our current Chief Executive Officer and Chief Financial Officer do not participate in the performance share and performance stock unit programs and our Compensation Committee does not view these as material incentive compensation programs going forward. Commencing in fiscal 2014, the Compensation Committee has elected use long-term stock-based incentives in the form of stock options, instead of the Company’s prior use of performance share grants. This election is based on a belief that stock options more closely align the long-term objectives of our executives and Board of Directors with our shareholders and, consequently, provides management with the incentive to pursue long-term value creation.

The Company made a 25,000 share stock option grant to Mr. Rensi upon his appointment as interim Chief Executive Officer in February 2014, and made a 78,000 share stock option grant to Mr. Pawlowski upon the commencement of his employment as Chief Financial Officer in July 2014. Each of these grants has a term of five years and has an exercise price equal to the closing price of our common stock on the grant date. Mr. Rensi’s grant was immediately vested with respect to 12,500 shares and the remaining 12,500 shares vested on the first anniversary of the grant date. Mr. Pawlowski’s grant vests in three equal annual installments commencing on the first anniversary of the grant date.

In January 2015, the Company made an additional 75,000 share stock option grant to Mr. Rensi. In making this grant, the Compensation Committee recognized that Mr. Rensi’s February 2014 grant was limited in amount based on the initial interim nature of his CEO appointment and no subsequent stock options were granted upon removal of his interim title. This grant, which has a five year term and vests in three equal annual installments commencing on the first anniversary of the grant date, has three different exercise prices, each applicable to 25,000 of the option shares. The exercise price applicable to the first 25,000 option shares is $28.75, which was the closing price of our common stock on the date of grant. The exercise price applicable to second and third 25,000 option shares is $30.00 and $35.00, respectively. The Compensation Committee elected to use multiple exercise prices in order to focus management on long-term stock appreciation.

Additional Components of Compensation

Restricted Stock and Restricted Stock Units

In certain circumstances, the Compensation Committee has made grants of restricted stock or restricted stock units as inducement for executive new hires or for retention purposes. Restricted stock is shares of the Company’s common stock that are subject to transfer and forfeiture restrictions that lapse over time. Upon the commencement of his employment as Chief Executive Officer on October 8, 2012, and pursuant to his employment offer letter, the Company granted 150,000 shares of restricted stock to John F. Gilbert that were subject to transfer and forfeiture restrictions scheduled to lapse in five equal annual installments. Also pursuant to his employment offer letter, Mr. Gilbert was entitled to receive additional grants of restricted stock valued at $80,000 on or about the first day of each fiscal year. The Company granted 8,705 shares of restricted stock to Mr. Gilbert on January 8, 2013 in respect of this obligation for fiscal 2013 and an additional 4,348 shares of restricted stock on January 15, 2014 in respect of this obligation for fiscal 2014. Like the initial grant, these additional grants were subject to transfer and forfeiture restrictions scheduled to lapse in five equal annual installments on December 31 of each applicable year. All unvested shares of restricted stock were forfeited by Mr. Gilbert upon his February 10, 2014 resignation of employment with the Company.

Restricted stock units are units that evidence the right to receive shares of common stock at a future date, subject to restrictions that may be imposed by the Compensation Committee. The Company’s grants of restricted stock units have been subject to vesting restrictions and vest in three equal annual installments on the three, four and five-year anniversaries of the grant date provided that the recipient remains employed by the Company through the applicable vesting date, and vest in their entirety upon a “change of control” as defined in the particular incentive plan To the extent vested, the recipient has the right to receive shares comprising the units upon the termination of their employment with the Company. The Compensation Committee elected to make a grant of 25,000 restricted stock units to our former Chief Financial Officer, Ms. Diana Purcel, in September 2008 for retention purposes. The Company has not made subsequent grants of restricted stock units, and the Compensation Committee does not view restricted stock units as a material component of the Company’s executive compensation programs.

Deferred Stock Unit Plan

We maintain an Executive Elective Deferred Stock Unit Plan (the “Deferred Stock Unit Plan”), in which executives can elect to defer all or part of their annual incentive compensation or commissions, or their receipt of any compensation in the form of stock grants under the Company’s equity incentive plans or otherwise, for a specified period of time. During 2014, no executives elected to defer amounts under the Deferred Stock Unit Plan. To the extent elections are made, the amount of compensation that is deferred is converted into a number of stock units, as determined by the share price of our common stock on the effective date of the election. These units are converted back into a cash amount at the expiration of the deferral period based on the share price of our common stock on the expiration date and paid to the executive in cash in accordance with the payout terms of the plan. Accordingly, we recognize compensation expense throughout the deferral period to the extent that the share price of our common stock increases, and reduce compensation expense throughout the deferral period to the extent that the share price of our common stock decreases.

Deferred Compensation Plan

We maintain a Non-Qualified Deferred Compensation Plan (the “Deferred Compensation Plan”) in which employees who are at the “director” level and above are eligible to participate. Participants must complete a deferral election each year and submit it to the Company, prior to the beginning of the fiscal year for which the compensation pertains, indicating the level of compensation (salary, bonus and commissions) they wish to have deferred for the coming year. This deferral election is irrevocable except to the extent permitted by the Deferred Compensation Plan’s administrator, and the applicable regulations promulgated by the Internal Revenue Service. For fiscal 2014, the Company matched 25.0% of the first 4.0% contributed by participants and paid declared interest rates of 6.0% on balances contributed during fiscal 2014. For fiscal 2015, the Company will again match 25% of the first 4.0% contributed by participants and will pay a declared interest rate of 6.0% on contributions. The Board of Directors or the Compensation Committee administers the Deferred Compensation Plan and can change the Company match, interest rate or any other aspects of the plan at any time.

Deferral periods are defined as the earlier of termination of employment or not less than three calendar years following the end of the applicable Deferred Compensation Plan Year. Extensions of the deferral period for a minimum of five years are allowed, provided the election is made at least one year before the first payment affected by the change. Payments can be in a lump sum or in equal payments over a two-, five- or ten-year period, plus interest from the commencement date.

The Deferred Compensation Plan assets are kept in an unsecured account that has no trust fund. In the event of bankruptcy, any future payments would have no greater rights than that of an unsecured general creditor of the Company and they confer no legal rights for interest or claim on any assets of the Company. Benefits provided by the Deferred Compensation Plan are not insured by the Pension Benefit Guaranty Corporation (PBGC) under Title IV of the Employee Retirement Income Security Act of 1974 (“ERISA”), because the pension insurance provisions of ERISA do not apply to the Deferred Compensation Plan.

For the plan year ended December 31, 2014, named executive officers contributed $9,632 to the Deferred Compensation Plan and the Company provided matching funds and interest of $5,557.

Clawback Protective Provisions

We believe that our executives are held accountable to comply with our high ethical standards. In that regard, our annual incentive compensation plan and the agreements governing grants under our performance share programs include what is commonly referred to as a clawback provision. Under these provisions, the Board may, in its discretion and to the extent permitted by law, require executive recipients of awards to forfeit or repay compensation received following a restatement of the Company’s financial statements that the Board determines would not have been received had such financial statements been initially filed as restated.

Stock Ownership Expectations

In accordance with the desire to better align the long-term objectives of our executives and Board of Directors with our shareholders, our Board of Directors has adopted minimum stock ownership guidelines that set forth the levels of ownership expected of Board members and top executives of the Company. Board members are expected to own shares of our common stock equal in value to at least three times their annual Board of Directors compensation. Our Chief Executive Officer is expected to own shares of our common stock and vested options equal in value to at least four times his annual salary, while our Chief Financial Officer is expected to own shares of our common stock and vested options equal in value to at least two times his annual salary. Other Vice Presidents are expected to own shares of our common stock and vested options equal in value to at least their respective annual salaries. For purposes of determining compliance with the minimum stock ownership guidelines, share ownership is defined to include stock owned directly by the director or executive and vested stock options. The Board of Directors acknowledges that the value of directors’ and executives’ share ownership will fluctuate based on the market price of our stock and, therefore, deficiencies in share ownership levels may exist from time to time. The Board of Directors also acknowledges that newly elected directors and newly hired executives may require a transition period to build share ownership in compliance with the guidelines. Shares owned directly by directors and executives in compliance with the minimum ownership guidelines represent investments in our common stock. Therefore, gains or losses resulting from appreciation or depreciation of these shares are not taken into account when calculating compensation amounts reported in this Proxy Statement.

Other Benefits

We provide additional benefit plans to employees, including the Named Executive Officers, such as medical, dental, life insurance and disability coverage, flex benefit accounts, 401(k) plan, an employee assistance program and an employee stock purchase plan. We also provide vacation and other paid holidays to employees, including the named executive officers, which are comparable to those provided at other companies of comparable size.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to each of its five most highly paid executive officers. There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. Annual cash incentive compensation, stock option awards and awards of Performance Shares have not generally been structured to meet all of such requirements and, as such, may not be fully deductible.

Assessment of Risk Related to Compensation Policies

We determined that our compensation policies, practices and programs work together to minimize exposure to excessive risk while appropriately pursuing strategies that emphasize shareholder value creation. In reaching this determination, we noted that incentive or variable compensation awarded to our executive officers, which has the potential to comprise a significant portion of their overall compensation, is appropriately balanced between annual and long-term performance and cash and equity compensation.

EXECUTIVE COMPENSATION TABLES

The following summary compensation table reflects cash and non-cash compensation for the 2012, 2013 and 2014 fiscal years awarded to or earned by (i) each individual serving as the principal executive officer and the principal financial officer of the Company during the fiscal year ended December 28, 2014; and (ii) each other individual that served as an executive officer of the Company at the end of such fiscal year who received in excess of $100,000 in salary and bonus during such fiscal year (the “named executive officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)			Non-Equity Incentive Plan Compensation ($)(9)		Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($) (10)		All Other Compensation ($)			Total ($)
Edward H. Rensi (1) Chief Executive Officer	2014		$253,846		$125,000		$99,103			$0		0		0			$477,949

Richard A. Pawlowski (2) Chief Financial Officer	2014		$119,000		$32,000		$643,016			$0		0		$0			$794,016

John F. Gilbert III (3) Former Chief Executive Officer	2014 2013 2012	$ $ $	72,821 400,000 90,959	$ $ $	0 0 0	$ $ $	80,003 561,855 1,465,500	(5) (6)(7) (8)	$ $ $	0 0 0	$ $ $	855 322 0	$ $ $	0 17,040 34,732		$ $ $	153,679 979,217 1,591,191

Diana G. Purcel (4) Former Chief Financial Officer and Secretary	2014 2013 2012	$ $ $	160,313 288,637 288,637	$ $ $	0 0 0	$ $ $	0 259,077 257,500	(7) (7)	$ $ $	0 0 0	$ $ $	(113 1,109 3,796)		$56,154 — —	(11)	$ $ $	216,354 548,823 549,933

(1)	Mr. Rensi became an employee and was appointed Chief Executive Officer on February 10, 2014.

(2)	Mr. Pawlowski became an employee and was appointed Chief Financial Officer on June 2, 2014.

(3)	Mr. Gilbert served as as Chief Executive Officer from October 2012 until his resignation from the Company on February 10, 2014.

(4)	Ms. Purcel’s ceased to serve as Chief Financial Officer of the Company until June 2, 2014 and her employment with the Company terminated July 1, 2014.

(5)

Amounts shown include the aggregate grant date fair value of a 4,348 share restricted stock award granted to Mr. Gilbert on January 15, 2014 pursuant to the terms of his employment offer letter, computed in accordance with FASB ASC Topic 718. The Company calculates fair value by multiplying the closing stock price on the date of grant by the number of shares comprising the award. See “Grants of Plan-Based Stock Awards” below for details regarding this grant.

(6)

Amounts shown include the aggregate grant date fair value of an 8,705 share restricted stock award granted to Mr. Gilbert on January 8, 2013 pursuant to the terms of his employment offer letter, computed in accordance with FASB ASC Topic 718. The Company calculates fair value by multiplying the closing stock price on the date of grant by the number of shares comprising the award.

(7)

Amounts shown include the aggregate grant date fair value for stock awards granted under the Company’s Performance Share Program that commenced during the applicable year and, for fiscal 2013, the Performance Stock Unit Program, computed in accordance with FASB ASC Topic 718. The Company calculates fair value by multiplying the closing stock price on the date of grant, typically the first business day of the fiscal year, by the target number of shares granted under the award. The Company calculates the target number of shares granted under an award based on the closing stock price in effect on the earlier date that the Compensation Committee approves the stock awards granted, typically in early November of the prior fiscal year. Descriptions of the Company’s Performance Share Programs and Performance Stock Unit Program are included in this Proxy Statement under the heading “Executive Compensation – Compensation Discussion and Analysis.”

(8)

Amounts shown reflect the aggregate grant date fair value of a 150,000 share restricted stock award granted to Mr. Gilbert upon the commencement of his employment as the Company’s Chief Executive Officer on October 8, 2012, computed in accordance with FASB ASC Topic 718. The Company calculates fair value by multiplying the closing stock price on the date of grant by the number of shares comprising the award.

(9)

Amounts shown were earned under the Company’s 2012 and 2013 annual cash bonus plans. Description of these annual cash bonus plans are included in this Proxy Statement under the heading “Executive Compensation – Compensation Discussion and Analysis.”

(10)

The Company does not maintain a pension plan. Amounts shown were earned under the Company’s Non-qualified Deferred Compensation Plan and represent the difference between the interest rate earned during the applicable year (6.0% for 2012, 2013 and 2014) under that plan and 120% of the long-term applicable federal rate (2.86% in 2012, 3.94% in 2013 and 3.25% in 2014). A description of the Company’s Non-qualified Deferred Compensation Plan is included in this Proxy Statement under the heading “Executive Compensation – Compensation Discussion and Analysis.”

(11)	Amounts shown represent severance payments remitted to Ms. Purcel following the termination of her employment with the Company and prior to her commencing employment with another employer.

Grants of Plan-Based Awards

The following table sets forth information with respect to each incentive award granted to the named executive officers during the fiscal year ended December 28, 2014:

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Edward H. Rensi	2/10/14	—		25,000	(1)	$19.95	$99,103
Richard Pawlowski	6/2/14	—		78,000	(2)	$32.10	$643,016
John F. Gilbert III	1/15/14	4,348	(3)	—		—	$80,003
Diana G. Purcel	—	—		—		—	—

(1)

Represents a 25,000 share stock option grant that vests in two equal installments of 12,500 shares on each on February 10, 2014 and 2015. Excludes a 20,000 share stock option that was granted to Mr. Rensi as director compensation upon his January 10, 2014 election to the Board of Directors, which occurred prior to the commencement of his employment with the Company.

(2)	Represents a 78,000 share stock option grant that vests in three equal installments of 26,000 shares each on June 2, 2015, 2016 and 2017.

(3)

Represents a 4,348 share restricted stock grant made pursuant to the terms of Mr. Gilbert’s employment offer letter with the Company dated October 8, 2012. All shares subject to such grant were forfeited upon Mr. Gilbert’s February 10, 2014 resignation from the Company.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning stock options and stock awards held by the named executive officers at December 28, 2014:

	Option Awards
Name	Numberof Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Edward H. Rensi	—	20,000	—	$19.81	1/10/2024
Edward H. Rensi	12,500	12,500	—	$19.95	2/10/2019
Richard Pawlowski	—	78,000	—	$32.10	6/2/2019
John F. Gilbert III	—	—	—	—	—
Diana G. Purcel	—	—	—	—	—

Option Exercises and Stock Vested

The following table sets forth information concerning each exercise of stock options and each vesting of stock, including the earning and issuance of Performance Shares, during the fiscal year ended December 28, 2014 for each named executive officer:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Edward H. Rensi	—	—	—		—
Richard Pawlowski	—	—	—		—
John F. Gilbert III	—	—	1,741	(2)	$31,860
Diana G. Purcel	—	—	20,114	(3)(4)	$569,628

(1)	Value realized was determined based on the difference between the option exercise price on the date of grant and the fair market value of the shares on the date exercised.

(2)	Represents vesting of restricted stock on December 31, 2013. Award values were determined based on the Company’s closing stock price of $18.30 on the vesting date.

(3)

Shares acquired were earned under the Company’s 2011 Performance Share Program on March 14, 2014, the date corresponding with the Company’s filing of its Annual Report on Form 10-K for fiscal 2013. The share amounts are prior to the recipient’s forfeiture of a portion of such shares to satisfy tax withholding obligations. Award values under the Company’s 2011 Performance Share Program were determined based on the Company’s closing stock price of $28.32 on March 14, 2014, the date corresponding with the vesting date of the award.

(4)	Excludes 25,000 shares issued in fiscal 2015 pursuant to a restricted stock unit agreement following a six month Internal Revenue Code Section 409A deferral period.

Non-Qualified Deferred Compensation

The Company’s Non-Qualified Deferred Compensation Plan, which is described in this Proxy Statement under the heading “Executive Compensation – Compensation Discussion and Analysis,” is the only defined contribution or other plan of the Company that provides for the deferral of compensation on a basis that is not tax-qualified. The following table sets forth information concerning each named executive officer’s participation in this plan during the fiscal year ended December 28, 2014:

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Edward H. Rensi	$0	$0	$0	$0	$0
Richard Pawlowski	$0	$0	$0	$0	$0
John F. Gilbert III	$3,385	$677	$1,832	$3,370	$30,532
Diana G. Purcel	$6,248	$1,562	$1,487	$17,006	$56,236

Employment Agreements and Employment Arrangements

Employment Arrangement with Edward H. Rensi

Edward H. Rensi, a member of the Company’s Board of Directors since January 2014, was appointed to serve as Chief Executive Officer of the Company following John F. Gilbert III’s resignation on February 10, 2014. Mr. Rensi’s employment with the Company is governed by an employment offer letter dated February 10, 2014. Under the employment offer letter, Mr. Rensi is entitled to receive an annualized base salary of $300,000 in accordance with the Company’s standard payroll practices, and is eligible for performance based cash bonuses in the discretion of the Board of Directors and the compensation committee. Mr. Rensi is also entitled to reimbursement of travel and housing expenses in the amount of up to $2,000 per month. As contemplated by the employment offer letter, on February 10, 2014 the Company granted to Mr. Rensi a five-year, 25,000 share stock option award under the Company’s Amended and Restated 2005 Stock Incentive Plan with an exercise price equal to $19.95 per share. The award was immediately vested with respect to 12,500 shares and will vest with respect to the remaining 12,500 on February 10, 2015 so long as Mr. Rensi remains a director or employee of, or a consultant to, the Company. On January 15, 2015, the Company granted to Mr. Rensi a five-year, 75,000 share stock option award under the Company’s Amended and Restated 2005 Stock Incentive Plan with exercise prices as follows: 25,000 shares at $28.75; 25,000 shares at $30.00; and 25,000 shares at $35.00. This award was vests in three equal installments of 25,000 shares each on January 15, 2016, 2017 and 2018 so long as Mr. Rensi remains a director or employee of, or a consultant to, the Company.

Employment Arrangement with Richard Pawlowski

Richard Pawlowski, the Company’s Chief Financial Officer, has an employment arrangement with the Company governed by an employment offer letter dated May 19, 2014 pursuant to which he was appointed Chief Financial Officer effective June 2, 2014. Under the employment offer letter, Mr. Pawlowski is entitled to receive an annualized base salary of $221,000 in accordance with the Company’s standard payroll practices, and is eligible for annual performance based cash incentive awards at a target amount equal to 50% of his base salary. Upon the commencement of his employment with the Company, Mr. Pawlowski received a five-year, 78,000 share stock option award under the Company’s Amended and Restated 2005 Stock Incentive Plan. The award is scheduled to vest in annual installments over three years commencing on the one year anniversary of the grant date. Mr. Pawlowski is entitled to participate in the Company’s health and welfare benefit plans and retirement plans, and is also entitled to reimbursement of up to $25,000 of qualifying relocation expenses.

Former Employment Agreement with John F. Gilbert III

John F. Gilbert III, our former Chief Executive Officer, served in that capacity from October 2012 until his resignation on February 10, 2014. His employment with the Company was governed by an employment offer letter and related Confidentiality and Noncompetition Agreement, each dated October 8, 2012. Under the employment offer letter, Mr. Gilbert was employed for an indefinite term, received an annual base salary of $400,000, and was eligible for an annual target cash bonus under the Company’s annual executive cash bonus plan equal to 100% of his base salary, prorated for any partial year. Mr. Gilbert was also entitled to participate in the Company’s stock incentive compensation plans (currently comprised of performance shares and performance stock units discussed above) at a target amount equal to 100% of his base salary, commencing in fiscal 2013.

The employment offer letter entitled Mr. Gilbert to participate in the Company’s comprehensive medical and dental plans, and in deferred compensation plans that may be sponsored by the Company from time to time and in which other Company executives are entitled to participate. Mr. Gilbert, who relocated in connection with his employment, was entitled to receive a short term travel and housing allowance of $7,500 per quarter (payable in arrears) for four quarters, plus reimbursement of customary brokerage commissions paid upon a sale of his existing residence if such sale occurred within three years after commencing employment with the Company.

As contemplated by the employment offer letter, on October 8, 2012 the Company granted to Mr. Gilbert 150,000 shares of restricted stock under the Company’s Amended and Restated 2005 Stock Incentive Plan, which shares were subject to transfer and forfeiture restrictions that were scheduled to lapse in five equal annual installments commencing on the first anniversary of the grant date. Mr. Gilbert was also entitled to receive additional annual restricted stock grants valued at $80,000 on or about the first day of each fiscal year. The exact number of restricted shares was be calculated based on the closing price of the Company’s stock on such date and such shares were subject to transfer and forfeiture restrictions that were scheduled to lapse in five equal annual installments commencing on the first anniversary of such date. The Company granted 8,705 and 4,348 shares of restricted stock to Mr. Gilbert on January 8, 2013 and January 15, 2014 in respect of this obligation for fiscal 2013 and fiscal 2014, respectively.

Under the Confidentiality and Noncompetition Agreement, Mr. Gilbert agreed not to compete with the Company, or solicit employees of the Company, for two years after the termination of his employment with the Company.

As summarized below under the heading “Severance Agreements,” the Confidentiality and Noncompetition Agreement also provided that Mr. Gilbert would have been entitled to receive severance compensation if his employment had been terminated by the Company other than for “cause” and other than as a result of his death or disability, or if he voluntarily terminated his employment within six months following a “change in control.”

Former Employment Arrangement with Diana G. Purcel

Diana G. Purcel, our former Company’s Chief Financial Officer and Secretary, was employed by the Company under an employment arrangement pursuant to which, during fiscal 2012, she received an annualized salary of $288,637, was eligible for a bonus of up to 75% of her base salary, and received medical, dental and other customary benefits. Commencing for fiscal 2014, Ms. Purcel was eligible for bonus and long-term incentive compensation, each at a reduced percentage equal to 50% of her base salary. As summarized below under the heading “Severance Agreements,” Ms. Purcel had a severance agreement which entitled her to receive severance pay upon a termination of employment without “cause”, or upon termination of employment for any reason or no reason (including her voluntary resignation) within six months following a “change of control.”

On May 22, 2014, the Company and Ms. Purcel agreed upon the terms of a separation arrangement governing the termination of her employment with the Company. Under this arrangement, Ms. Purcel relinquished her role as Chief Financial Officer and Secretary effective June 2, 2014, but remained as an employee of the Company through July 1, 2014 to assist in the transition of her responsibilities. Under the terms of the arrangement, Ms. Purcel received the severance amounts contemplated by her severance agreement with the Company.

Severance and “Change-in-Control” Arrangements

Pursuant to a Confidentiality and Noncompetition Agreement with John F. Gilbert III, Mr. Gilbert would have been entitled to continue to receive his base salary and insurance benefits for a period of 18 months if his employment were terminated by the Company other than for “cause” and other than as a result of his death or disability. However, if Mr. Gilbert’s employment were terminated by the Company without cause, his employment were terminated as a result of his death or disability, or he voluntarily terminated his employment, in each case within six months following a “change in control,” Mr. Gilbert would have been entitled to continue to receive his base salary and insurance benefits for a period of 18 months and would also have been entitled to receive the full (100% of target) amount of his performance based-cash bonus under the executive bonus plan for the year in which the change-in-control occurred. If Mr. Gilbert commenced employment during the severance period (including the change-in-control severance period), the Company would have received a dollar-for-dollar credit against its severance obligations for compensation and benefits received in Mr. Gilbert’s subsequent employment. To the extent not exempt from rules governing deferred compensation under Section 409A of the Internal Revenue Code of 1986, severance payments to Mr. Gilbert were intended to comply with Section 409A and would have been subject to corresponding requirements regarding the timing of such payments. If Mr. Gilbert’s employment had been terminated as of December 29, 2013 without “cause” or such termination was within six months following a “change in control”, we would have been required to make $600,000 of aggregate severance payments to Mr. Gilbert, which would have been payable in installments over 18 months, in addition to providing continued insurance benefits over that timeframe. Mr. Gilbert resigned as Chief Executive Officer and terminated his employment with the Company on February 10, 2014. Based on this voluntary termination, the Company did not make any severance or “change of control” payments to Mr. Gilbert.

Ms. Purcel had a severance agreement with the Company which entitled her to receive severance pay for a period of twelve months (subject to mitigation if she commences employment with another employer) if her employment was terminated without “cause”, or was terminated for any reason or no reason (including his or her voluntary resignation) within six months following a “change of control.” As contemplated by her separation agreement with the Company, which is discussed above, we made aggregate severance payments of $56,154 to Ms. Purcel prior to her commencing employment with another employer.

Under each of the agreements discussed above, the term “cause” includes the following events: (i) employee’s dishonesty involving or affecting the Company, or any misappropriation of the funds or property of the Company; (ii) employee’s conviction of a crime that constitutes a felony, a misdemeanor involving moral turpitude or criminal conduct which has, or could reasonably be expected to have, an adverse effect on the Company, its business, reputation or interests; (iii) breach of any written agreement between the employee and the Company or to which the Company and the employee are parties, or a breach by the employee of any fiduciary duty or responsibility to the Company; (iv) employee’s refusal to follow the reasonably assigned duties or comply with the policies and directives of the Company if not cured within 30 days following written notice by the Company; (v) the misconduct, failure or negligence of the employee in the performance of his or her duties if not cured within 30 days following written notice by the Company; or (vi) the use of alcohol or drugs which interferes with the performance of the employee’s obligations or duties of employment, or any use of illegal drugs. A “change of control” under each of these agreements includes the occurrence of the following events: (A) any person or group of persons becoming the beneficial owner of 35% or more of any equity security of the Company entitled to vote for the election of directors; (B) a majority of the members of the Company’s Board of Directors being replaced within the period of less than two years by directors not nominated and approved by the Board of Directors; or (C) the shareholders of the Company approving an agreement to sell or otherwise dispose of all or substantially all of the Company’s assets or to merge or consolidate with or into another corporation except for a merger whereby the shareholders of the Company prior to the merger own more than 50% of the equity securities entitled to vote for the election of directors of the surviving corporation immediately following the merger.

In addition to the agreements described above, upon a “Change of Control” the Company’s Amended and Restated 2005 Stock Incentive Plan requires the Compensation Committee to accelerate the vesting of all outstanding restricted stock grants, restricted stock units, stock options and any other stock incentives granted under such plan, and to declare that all outstanding performance shares are deemed earned at 100% of target levels and shall be paid. For purposes of the Amended and Restated 2005 Stock Incentive Plan, a “Change of Control” means any of the following:

•

any individual, entity or group becomes the beneficial owner of 20% or more of either the then-outstanding shares of Common Stock of the Company or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors, in each case subject to certain exceptions;

•

individuals who constitute the Board (the “Incumbent Board”) cease to constitute at least a majority of the Board; provided, however, that any individual becoming a director whose election, or nomination for election was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person or group other than the Board;

•

consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case subject to specified exceptions; or

•	approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

If a “Change of Control” had occurred as of December 28, 2014, such transaction would have resulted in the vesting of unvested stock options, as set forth in the table below, in each case then held by our named executive officers:

Name	Stock Options to be Vested (#)
Edward H. Rensi	32,500
Richard Pawlowski	78,000
John F. Gilbert III	0
Diana G. Purcel	0

The Compensation Committee believes the Company’s severance benefits are consistent with severance arrangements of public companies with similar market capitalizations and provide our executive officers with financial and personal security during a period of time when they are likely to be unemployed.

INFORMATION REGARDING THE BOARD OF DIRECTORS

AND CORPORATE GOVERNANCE

Board of Directors

The size of our Board of Directors is set at eight. We currently have six members serving as directors, with two vacancies. The following directors, constituting a majority of the Board, are “independent directors” as such term is defined in Rule 5605(a)(2) of the NASDAQ Stock Market’s Marketplace Rules: Brett D. Heffes, Jonathan P. Lennon, David J. Mastrocola, Patrick D. Walsh and Adam J. Wright. The Board of Directors held ten formal meetings during fiscal 2014.

Currently, the Company has appointed an independent director, David J. Mastrocola, as non-executive Chairman of the Company’s Board of Directors, a position he has held since joining the Board in July 2014. The Board separates the Board chair function from that of the Chief Executive Officer, who serves as the Company’s principal executive officer, based on to a belief that separating these functions, and empowering an independent director to chair the Board meetings, will result in increased Board oversight of management activities.

Board of Directors Role in Risk Oversight

The Audit Committee of the Board of Directors has been delegated the responsibility for risk oversight. In overseeing the Company’s risk management, the Audit Committee adheres to a detailed committee responsibilities calendar that addresses various risk-related matters. These matters include but are not limited to:

•	meeting with management and the Company’s independent registered public accountant in separate executive sessions;

•	interacting with management and the internal audit function;

•

considering and reviewing with the Company’s independent registered public accountant the Company’s assessment and any related attestation (including related reports) on internal control over financial reporting, the adequacy of such controls and recommendations for improvements;

•

inquiring of the Company’s finance and accounting function managers and the Company’s independent registered public accountant about significant risks or exposures, and any significant accounts that require management judgment;

•	reviewing the Company’s policies for risk assessment and risk management, and assessing steps taken or to be taken to control such risk;

•	assessing the oversight and management of the information risks, including those related to Company Information Technology projects; and

•	overseeing the Company’s investment policies.

The Compensation Committee also assesses risk management in the context of its executive compensation policies. The Compensation Committee’s assessment of risk related to compensation policies is discussed above under the heading “Compensation Discussion and Analysis – Assessment of Risk Related to Compensation Policies.”

Committees of the Board of Directors

The Company has a standing Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee and Strategic Planning Committee. During fiscal 2014, each member of the Board of Directors attended at least 75% of the Board meetings and meetings of committees to which they belong. Although the Company has no formal policy regarding directors’ attendance at the Company’s annual shareholders meetings, the Company encourages such attendance by members of the Board of Directors. Four of the seven Company directors serving on the Board of Directors at the time of the Company’s most recent annual shareholders’ meeting, held May 6, 2014, were in attendance at that meeting.

Below is a summary of the Company’s board committee structure and current committee membership information.

Audit Committee of the Board of Directors

The Company has established a three member Audit Committee within the Board of Directors that currently consists of Chairperson Brett D. Heffes, David J. Mastrocola and Patrick D. Walsh. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is available at the Company’s website at www.famousdaves.com. The charter reflects the Audit Committee’s increased responsibilities as a result of the Sarbanes-Oxley Act of 2002, as well as the NASDAQ Stock Market corporate governance standards. As set forth in the charter, the primary responsibilities of the Audit Committee include: (i) serving as an independent and objective party to monitor the Company’s financial reporting process and internal control system; (ii) reviewing and appraising the audit performed by the Company’s independent registered public accounting firm; and (iii) providing an open avenue of communication among the independent registered public accounting firm, financial and senior management and the Board of Directors. The charter also requires that the Audit Committee review and pre-approve the performance of all audit and non-audit accounting services to be performed by the Company’s independent registered public accounting firm, as well as tax work performed by the Company’s tax firm, other than certain de minimus exceptions permitted by Section 202 of the Sarbanes-Oxley Act of 2002.

The Board of Directors has determined that at least one member of the Audit Committee, Brett D. Heffes, qualifies as an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. In addition, each member of the Audit Committee is an “independent director,” as such term is defined in Rule 5605(a)(2) of the NASDAQ Stock Market’s Marketplace Rules, and meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended. The Board of Directors has also determined that each of the Audit Committee members is able to read and understand fundamental financial statements and that at least one member of the Audit Committee has past employment experience in finance or accounting. The Audit Committee held four formal meetings and two informal quarterly telephonic meetings during fiscal 2014.

Report of the Audit Committee

The Company’s management has primary responsibility for the Company’s internal controls and preparing the Company’s consolidated financial statements. The Company’s independent registered public accounting firm, Grant Thornton LLP, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board. The primary function of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting, internal controls, and audit functions.

The Audit Committee has reviewed the Company’s audited consolidated financial statements for the last fiscal year and discussed them with management.

The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, as amended, Communications with Audit Committees (AICPA, Professional Standards, Vol. 1. AU section 380) as Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding such firm’s communications with the Audit Committee concerning independence, and has discussed with the independent accountants their independence.

The Audit Committee, based on the review and discussions described above, has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2014 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

BRETT D. HEFFES, Chairperson

DAVID J. MASTROCOLA

PATRICK D. WALSH

Compensation Committee of the Board of Directors

The Company has established a Compensation Committee within the Board of Directors that currently consists of Chairperson Patrick D. Walsh, Jonathan P. Lennon and Adam J. Wright. The Compensation Committee operates under a written charter adopted by the Board of Directors, a copy of which is available at the Company’s website at www.famousdaves.com. The Compensation Committee reviews the Company’s remuneration policies and practices, makes recommendations to the full Board in connection with all compensation matters affecting the Company and administers the Company’s incentive compensation plans through a two member stock incentive plan subcommittee comprised of Messrs. Lennon and Walsh. The Compensation Committee has the authority to obtain advice and assistance from internal or external legal, accounting or other advisors, and has the authority to retain, terminate and approve the fees payable to any external compensation consultant to assist in the evaluation of director, and senior executive compensation. The Compensation Committee assesses the independence of any compensation consultant that it elects to engage.

The Compensation Committee’s policies and procedures for the consideration and determination of executive compensation are set forth in this Proxy Statement under the heading “Executive Compensation – Compensation Discussion and Analysis.” Policies and procedures for the consideration and determination of director compensation are discussed below.

The Compensation Committee held five meetings during fiscal 2014.

Corporate Governance and Nominating Committee of the Board of Directors

The Company has established a Corporate Governance and Nominating Committee within the Board of Directors that consists of Chairperson Adam J. Wright, Brett D. Heffes and Jonathan P. Lennon, each of whom satisfies the independence requirements of the NASDAQ Stock Market rules. The Corporate Governance and Nominating Committee operates under a written charter adopted by the Board of Directors, a copy of which is available at the Company’s website at www.famousdaves.com. The primary role of the Corporate Governance and Nominating Committee is to consider and make recommendations to the full Board of Directors concerning the appropriate size, function and needs of the Board, including establishing criteria for Board membership and considering, recruiting and recommending candidates (including those recommended by shareholders) to fill new Board positions. The Corporate Governance and Nominating Committee also considers and advises the full Board on matters of corporate governance and monitors and recommends the functions of, and membership on, the various committees of the Board.

The Corporate Governance and Nominating Committee (or a subcommittee thereof) recruits and considers director candidates and presents all qualified candidates to the full Board for consideration. Qualified candidates will be considered without regard to race, color, religion, sex, ancestry, national origin, disability, marital or veteran status, or any other legally protected status.

In identifying and evaluating potential candidates to be nominees for directors, the Corporate Governance and Nominating Committee has the flexibility to consider such factors as it deems appropriate under relevant circumstances. These factors may include education, general business and industry experience, ability to act on behalf of shareholders and build long term shareholder value, potential concerns regarding independence or conflicts of interest and other factors relevant in evaluating Board nominees. Although the Corporate Governance and Nominating Committee does not have a policy with regard to the consideration of diversity in identifying director candidates, overall Board diversity of industry background and experience is generally among the factors considered. The Corporate Governance and Nominating Committee believes that a Board comprised of directors with diverse skills and experiences relevant to the Company’s industry will result in efficient and competent oversight of the Company’s various core competencies, which include restaurant operations, franchise operations, real estate, marketing and financial and accounting. As such, the Corporate Governance and Nominating Committee gives consideration to the interplay of a director candidate’s experience with that of other members of the Board of Directors.

If the Corporate Governance and Nominating Committee approves a candidate for further review following an initial screening, the Corporate Governance and Nominating Committee will establish an interview process for the candidate. Generally, the candidate will meet with at least a majority of the members of the Corporate Governance and Nominating Committee, along with the Company’s Chief Executive Officer. Contemporaneously with the interview process, the Corporate Governance and Nominating Committee will conduct a comprehensive conflicts-of-interest assessment of the candidate. The Corporate Governance and Nominating Committee will consider reports of the interviews and the conflicts-of-interest assessment to determine whether to recommend the candidate to the full Board of Directors. The Corporate Governance and Nominating Committee will also take into consideration the candidate’s personal attributes, including, without limitation, personal integrity, loyalty to the Company and concern for its success and welfare, willingness to apply sound and independent business judgment, awareness of a director’s vital part in the Company’s good corporate citizenship and image, time available for meetings and consultation on Company matters and willingness to assume broad, fiduciary responsibility.

The Corporate Governance and Nominating Committee will consider recommendations by shareholders of candidates for election to the Board of Directors. Any shareholder who wishes that the Corporate Governance and Nominating Committee consider a candidate must follow the procedures set forth in our Bylaws. Under our Bylaws, if a shareholder plans to nominate a person as a director at a meeting, the shareholder is required to place a proposed director’s name in nomination by written request delivered to or mailed and received at our principal executive offices not less than 60 nor more than 120 calendar days prior to the first anniversary of the date on which we first mailed proxy materials for the preceding year’s annual meeting. For our 2016 annual shareholders’ meeting, notices must be delivered to or mailed and received not prior to November 23, 2015 and not later than January 23, 2016. If the date of our 2016 annual meeting is advanced more than 30 calendar days prior to or delayed by more than 30 calendar days after the anniversary of the Annual Meeting, timely notice by a shareholder may be delivered to or mailed and received at our principal executive offices not later than the close of business on the 10th calendar day following the earlier of the date that we mail notice to our shareholders that the 2016 annual shareholders’ meeting will be held or the date on which we issue a press release, filed a periodic report with the Securities and Exchange Commission or otherwise publicly disseminated notice that the 2016 annual shareholders’ meeting will be held. To enable the Corporate Governance and Nominating Committee to evaluate the candidate’s qualifications, shareholder recommendations must include the following information:

•	As to each person the shareholder proposes to nominate for election or reelection as a director:

•	the name, age, business address and residence address of such individual;

•	the class, series and number of any shares of our stock that are beneficially owned or owned of record by such individual;

•	the date such shares were acquired and the investment intent of such acquisition;

•

all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules thereunder (the “Exchange Act”) (including such individual’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

•

all information with respect to such individual that would be required to be set forth in a shareholder’s notice pursuant to Section 4.3 of our Bylaws if such proposed individual were a Nominating Person (as such term is defined in our Bylaws and summarized below); and

•

a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the proposed nominee, his or her respective affiliates and associates and any other persons with whom the proposed nominee (or any of his or her respective affiliates and associates) is “Acting in Concert” (as such term is defined in our Bylaws), on the one hand, and any Nominating Person, on the other hand;

•

As to each “Nominating Person” (which our Bylaws define as the nominating shareholder, the beneficial owner(s), if different, on whose behalf the notice of proposed nomination is made, any affiliate or associate of such shareholder or beneficial owner(s), and any other person with whom such shareholder or beneficial owner (or any of their respective affiliates or associates) is Acting in Concert):

•	the class, series and number of all shares of our stock which are, directly or indirectly, owned of record or beneficially owned by such Nominating Persons;

•	the full notional amount of any Synthetic Equity Position (as such term is defined in our Bylaws);

•	any Short Interests (as such term is defined in our Bylaws); and

•	any Performance-Related Fees (as such term is defined in our Bylaws);

•	The name and address of such Nominating Person, as they appear on our stock ledger;

•

To the extent known by the nominating shareholder or any other Nominating Person, the name and address of any other shareholder supporting the nominee for election or reelection as a director or the proposal of other business on the date of such shareholder’s notice; and

•

Any other information relating to such Nominating Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Nominating Person in support of the nominees proposed to be nominated for election or reelection as a director at the meeting pursuant to Section 14(a) of the Exchange Act.

The above description is only a summary of the procedures required to be followed by shareholders who wish nominate a proposed director candidate for election to our Board. Please refer to our Bylaws for a complete description of such procedures.

The Corporate Governance and Nominating Committee held four meetings during fiscal 2014.

Corporate Governance, Ethics and Business Conduct

The Company’s Board of Directors firmly believes that the commitment to sound corporate governance practices is essential to obtaining and retaining the trust of investors, team members, guests and suppliers. The Company’s corporate governance practices reflect the requirements of applicable securities laws, including the Sarbanes-Oxley Act of 2002, the NASDAQ Stock Market listing requirements and the Company’s own vision of good governance practices. As part of its adherence to these corporate governance practices, the Company has adopted the Famous Dave’s of America, Inc. Corporate Governance Principles and Practices.

The Company is committed to conducting business lawfully and ethically. All of its employees, including its Chief Executive Officer and other executives are required to act at all times with honesty and integrity. The Company’s Code of Ethics and Business Conduct covers areas of professional conduct, including workplace behavior, conflicts of interest, fair dealing with competitors, guests and vendors, the protection of Company assets, trading in Company securities and confidentiality, among others. The Code of Ethics and Business Conduct requires strict adherence to all laws and regulations applicable to our business and also describes the means by which any employee can provide an anonymous report of an actual or apparent violation of our Code of Ethics and Business Conduct. In addition to the Code of Ethics and Business Conduct, the Company has adopted a separate Code of Ethics specifically applicable to the Company’s Chief Executive Officer, Chief Financial Officer, and Key Financial and Accounting Management.

The full text of the Famous Dave’s of America, Inc. Corporate Governance Principles and Practices, the Code of Ethics and Business Conduct and the Code of Ethics specifically applicable to the Company’s Chief Executive Officer, Chief Financial Officer and Key Financial and Accounting Management are each available online at www.famousdaves.com (click on Investors, Corporate Governance, Code of Ethics and Business Conduct Policy, or Code of Ethics specific to CEO, CFO, and Key Financial & Accounting Management, as applicable).

Ability of Shareholders to Communicate with the Company’s Board of Directors

The Company’s Board of Directors has established several means for shareholders and others to communicate with the Company’s Board of Directors. If a shareholder has a concern regarding the Company’s financial statements, accounting practices or internal controls, the concern should be submitted in writing to the Chairperson of the Company’s Audit Committee in care of the Company’s Secretary at the Company’s headquarters address. If the concern relates to the Company’s governance practices, business ethics or corporate conduct, the concern should be submitted in writing to the Chairperson of the Corporate Governance and Nominating Committee in care of the Company’s Secretary at the Company’s headquarters address. If a shareholder wishes to provide input with respect to the Company’s executive compensation policies and programs, input should be submitted in writing to the Chairperson of the Company’s Compensation Committee in care of the Company’s Secretary at the Company’s headquarters address or by email address to compensationcommittee@famousdaves.com. If a shareholder is unsure as to which category the concern relates, the shareholder may communicate it to any one of the independent directors in care of the Company’s Secretary at the Company’s headquarters address. All shareholder communications sent in care of the Company’s Secretary will be forwarded promptly to the applicable director(s).

Policies and Procedures for the Consideration and Determination of Director Compensation

Each year, the Corporate Governance and Nominating Committee reviews the Board’s compensation in relation to other companies nationwide and recommends any changes in Board compensation to the full Board of Directors for approval. As needed, the Compensation Committee will also review and make recommendations to the Board. The Compensation Committee also approves any grants of equity incentives to directors under the Company’s equity incentive plans.

Director Compensation

During 2014, non-employee Board members earned a cash retainer for their service on the Board. Each director earned a retainer of $60,000 for fiscal 2014 (or pro rata portion thereof for directors who did not serve for the entire year). In addition, the chairperson of our Audit Committee earned an additional 10% of such amount in recognition of the additional work associated with that position. The following table sets forth information concerning director compensation earned during the fiscal year ended December 28, 2014:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Total ($)
Brett D. Heffes	$27,500	$321,636	$349,136
Jonathan P. Lennon	$25,000	$321,636	$346,636
David J. Mastrocola	$25,000	$352,380	$377,380
Edward H. Rensi	$0	$247,099	$247,099
Patrick D. Walsh	$61,667	$0	$61,667
Adam J. Wright	$55,000	$0	$55,000
Wallace B. Doolin*	$36,667	$0	$36,667
Lisa A. Kro*	$40,333	$0	$40,333
Richard L. Monfort*	$36,667	$0	$36,667
Dean A. Riesen*	$43,333	$0	$43,333

*	Former director

VOTING SECURITIES AND

PRINCIPAL HOLDERS THEREOF

The Company has one class of voting securities outstanding, Common Stock, $0.01 par value, of which 7,048,977 shares were outstanding as of the close of business on the Record Date. Each share of Common Stock is entitled to one vote on all matters put to a vote of shareholders.

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of the Record Date by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director or director nominee, (iii) each named executive officer identified in the Summary Compensation Table, and (iv) all named executive officers and directors as a group. Unless otherwise indicated, the address of each of the following persons is 12701 Whitewater Drive, Suite 200, Minnetonka, Minnesota 55343, and each such person has sole voting and investment power with respect to the shares of Common Stock set forth opposite each of their respective names.

Name and Address of Beneficial Owner	Shares Beneficially Owned		Percentage of Total
Directors and Named Executive Officers
Edward H. Rensi	31,450	(1)	*
Richard A. Pawlowski	1,959		*
Jonathan P. Lennon	923,361	(2)	13.10%
David J. Mastrocola	923,361	(2)	13.10%
Adam J. Wright	438,161	(3)	6.22%
Patrick D. Walsh	433,752	(4)	6.15%
Brett D. Heffes	0		*
All Directors and Executive Officers as a group (7 people)	1,828,683	(5)	25.84%
Other 5% Beneficial Owners
Pleasant Lake Partners LLC 110 Greene Street Suite 604 New York, NY 10012	923,361	(6)	13.10%
Wexford Capital LP 411 West Putnam Avenue, Suite 125 Greenwich, CT 06830	710,725	(7)	10.08%
LionEye Capital Management LLC 152 West 57th Street, 10th Floor New York, NY 10019	802,900	(8)	11.39%
SAB Capital Management, L.L.C. 767 Fifth Avenue, 44th Floor New York, NY 10153	699,606	(9)	9.92%
Cambridge Global Asset Management 2 Queen Street East, Twentieth Floor Toronto, Ontario M5C 3G7	500,000	(10)	7.09%
Blue Clay Capital Management, LLC 800 Nicollet Mall, Ste. 2870 Minneapolis, MN 55402	429,521	(11)	6.09%
BlackRock, Inc. 55 East 52nd Street New York, NY 10022	420,449	(12)	5.96%
PW Partners Capital Management LLC 141 W. Jackson Blvd., Suite 300 Chicago, IL 60604	381,177	(13)	5.41%

*	less than 1%

(1)	Includes 29,000 shares that Mr. Rensi has the right to acquire within 60 days.

(2)

Includes 548,555 shares held for the account of Pleasant Lake Offshore Master Fund L.P. (the “Master Fund”) and 374,806 shares held for the account of Pleasant Lake Co-Invest I LLC (“Co-Invest I”). Pleasant Lake Partners LLC (“PLP”) serves as the investment manager of the Master Fund and as manager of Co-Invest I. Pleasant Lake Onshore GP LLC (“GP LLC”) serves as General Partner of the Master Fund and as Managing Member of Co-Invest I. PLP MM LLC is the managing member of PLP. Jonathan Lennon serves as manager of PLP MM LLC and GP LLC. Each of the reporting persons disclaims beneficial ownership of the shares reported herein except to the extent of its or his pecuniary interest therein, and the filing of the above referenced Form 4 shall not be construed as an admission that any of the reporting persons is the beneficial owner of any such shares for purposes of Section 16(a) of the Securities Exchange Act of 1934 or for any other purpose.

(3)

Includes 8,640 shares owned directly by Adam Wright, 171,744 shares held by Blue Clay Capital Master Fund Ltd (the “Master Fund”) and 257,777 shares held by Blue Clay Capital Partners Co I LP (the “Limited Partnership”). Blue Clay Capital Management, LLC is the investment manager for each of the Master Fund and the Limited Partnership and is the general partner of the Limited Partnership. Adam Wright is a Founding Principal and Managing Partner of Blue Clay Capital Management, LLC.

(4)

Includes 381,177 shares owned directly by PW Partners Atlas Fund LP (“Atlas Fund”) and 52,575 shares owned directly by Patrick Walsh. Mr. Walsh serves as the Managing Member of PW Partners Capital Management LLC (“PW Capital Management”) and the Managing Member and Chief Executive Officer of PW Partners Atlas Funds, LLC (“Atlas Fund GP”) and PW Partners, LLC (“Master Fund GP”). PW Capital Management serves as the investment manager of Atlas Fund. Atlas Fund GP serves as the general partner of Atlas Fund. Atlas Fund and Atlas Fund GP share voting and dispositive power over 381,177 shares; Mr. Walsh has sole voting and dispositive power over 52,575 shares; and Mr. Walsh and PW Capital Management share voting and dispositive power over 381,177 shares. The 381,177 shares owned directly by Atlas Fund are held in margin accounts. The shares owned directly by Mr. Walsh are not held in margin accounts.

(5)	Without duplication of shares beneficially owned by more than one director or officer. Includes 29,000 shares that such individuals have the right to acquire within 60 days.

(6)

Based upon joint Statement of Changes in Beneficial Ownership on Form 4 filed with the SEC on June 17, 2014. Shares reported represent 548,555 shares held for the account of Pleasant Lake Offshore Master Fund L.P. (the “Master Fund”) and 374,806 shares held for the account of Pleasant Lake Co-Invest I LLC (“Co-Invest I”). Pleasant Lake Partners LLC (“PLP”) serves as the investment manager of the Master Fund and as manager of Co-Invest I. Pleasant Lake Onshore GP LLC (“GP LLC”) serves as General Partner of the Master Fund and as Managing Member of Co-Invest I. PLP MM LLC is the managing member of PLP. Jonathan Lennon serves as manager of PLP MM LLC and GP LLC. Each of the reporting persons disclaims beneficial ownership of the shares reported herein except to the extent of its or his pecuniary interest therein, and the filing of the above referenced Form 4 shall not be construed as an admission that any of the reporting persons is the beneficial owner of any such shares for purposes of Section 16(a) of the Securities Exchange Act of 1934 or for any other purpose.

(7)

Based upon joint statements on Schedule 13G/1 filed with the SEC on January 16, 2015. Includes (i) 17,193 shares that are directly owned by Debello Investors LLC (“DILL”), 26,522 shares that are directly owned by Wexford Focused Investors LLC (“WFI”) , and 667,010 shares that are directly owned by Wexford Spectrum Investors LLC (“WSE”, and together with DILL WFI and Wexford Select Equities LLC, the “Funds”). Wexford Capital LP (“Wexford Capital”) may, by reason of its status as manager of the Funds, be deemed to own beneficially the securities of which the Funds possess beneficial ownership. Wexford GP LLC (“Wexford GP”) may, as the General Partner of Wexford Capital, be deemed to own beneficially the securities of which the Funds possess beneficial ownership. Each of Charles E. Davidson (“Davidson”) and Joseph M. Jacobs (“Jacobs”) may, by reason of his status as a controlling person of Wexford GP, be deemed to own beneficially the securities of which the Funds possess beneficial ownership. Each of Wexford Capital, Wexford GP, Davidson and Jacobs share the power to vote and to dispose of the securities beneficially owned by the Funds. Each of Wexford Capital, Wexford GP, Davidson and Jacobs disclaim beneficial ownership of the securities owned by the Funds and this report shall not be deemed as an admission that they are the beneficial owners of such securities except, in the case of Davidson and Jacobs, to the extent of their respective interests in the members of the Funds.

(8)

Based upon joint statements on Schedule 13D/A filed with the SEC on February 23, 2015. Includes (i) 493,435 shares that are beneficially owned by LionEye Master Fund Ltd (“LionEye Master Fund”), (ii) 55,655 shares beneficially owned by LionEye Onshore Fund LP (“LionEye Onshore”), and (iii) 253,810 shares held in certain management accounts (the “LionEye Captial Management Accounts”). LionEye Advisors LLC (“LionEye Advisors”), as the general partner of LionEye Onshore, may be deemed the beneficial owner of the beneficially owned by LionEye Onshore. LionEye Capital Management LLC (“LionEye Capital Management”), as the investment manager of LionEye Master Fund, LionEye Onshore and the

LionEye Capital Management Accounts, may be deemed the beneficial owner of the shares beneficially owned by LionEye Master Fund and LionEye Onshore and in the LionEye Capital Management Accounts. Each of Messrs. Stephen Raneri and Arthur Rosen, as a managing member of each of LionEye Capital Management and LionEye Advisors, may be deemed the beneficial owner of the shares beneficially owned by LionEye Capital Management and LionEye Advisors.

(9)

Based upon joint statements on Schedule 13G filed with the SEC on February 17, 2015. Includes 336,600 shares held for the account of SAB Capital Partners, L.P. (“SAB”), 7,891 shares held for the account of SAB Capital Partners II, L.P. (“SAB II”), and 355,115 shares held for the account of the SAB Overseas Master Fund, L.P. (“SAB Overseas”). SAB Capital Advisors, L.L.C. (the “General Partner”) serves as the general partner of each of SAB, SAB II and SAB Overseas. SAB Capital Management, L.P. (the “Investment Manager”) serves as the investment manager of each of SAB, SAB II and SAB Overseas. SAB Capital Management, L.L.C. (the “IMGP”) serves as the general partner of the Investment Manager. Scott A. Bommer serves as the managing member of each of the General Partner and IMGP.

(10)	Based upon a statement on Schedule 13G filed with the SEC on February 12, 2015.

(11)

Based upon joint statements on Schedule 13D filed with the SEC on June 13, 2014. Includes 171,744 shares held by Blue Clay Capital Master Fund Ltd (the “Master Fund”) and 257,777 shares held by Blue Clay Capital Partners Co I LP (the “Limited Partnership”). Blue Clay Capital Management, LLC is the investment manager for each of the Master Fund and the Limited Partnership and is the general partner of the Limited Partnership. Each of Gary Kohler, Brian Durst and Adam Wright has shared power to vote and dispose of such shares. Excludes 8,640 shares beneficially held individually by Mr. Wright.

(12)

Based upon joint statements on Schedule 13G filed with the SEC on February 2, 2015. Includes shares held by BlackRock Advisors, LLC, BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A. and/or BlackRock Investment Management, LLC. BlackRock Inc. has sole voting power with respect to 415,950 shares and sole dispositive power with respect to 420,449 shares.

(13)

Based upon joint statements on Schedule 13D filed with the SEC on June 13, 2014. Includes 381,177 shares owned directly by PW Partners Atlas Fund LP (“Atlas Fund”). Patrick Walsh serves as the Managing Member of PW Partners Capital Management LLC (“PW Capital Management”) and the Managing Member and Chief Executive Officer of PW Partners Atlas Funds, LLC (“Atlas Fund GP”) and PW Partners, LLC (“Master Fund GP”). PW Capital Management serves as the investment manager of Atlas Fund. Atlas Fund GP serves as the general partner of Atlas Fund. Atlas Fund and Atlas Fund GP share voting and dispositive power over 381,177 shares; and Mr. Walsh and PW Capital Management share voting and dispositive power over 381,177 shares. Excludes 52,575 shares beneficially held directly by Mr. Walsh.

Based on information provided to the Company by its directors, director nominee and named executive officers, except as disclosed in footnote (3) to the beneficial ownership table above, no director, director nominee or named executive officer holds shares beneficially owned by him or her in a margin account as collateral for a margin loan, and no shares beneficially owned by the Company’s directors and named executive officers have been pledged as collateral for a loan.

CERTAIN TRANSACTIONS

In accordance with our Audit Committee charter, our Audit Committee is responsible for reviewing policies and procedures with respect to related party transactions required to be disclosed pursuant to Item 404(a) of the Securities and Exchange Commission’s Regulation S-K (including transactions between the Company and its officers and directors, or affiliates of such officers or directors), and approving the terms and conditions of such related party transactions.

Adam J. Wright currently serves as a director of the Company and is has been nominated for re-election at the Annual Meeting. Mr. Wright’s brother, Michael B. Wright, owns and controls Famous Products, Inc., a corporation that licenses a line of retail products from the Company, including sauces, rubs, marinades and seasonings, pursuant to a licensing agreement with a current term that expires in April 2015 and is subject to renewal options of five years, contingent upon the licensee’s attainment of identified minimum product sales levels. The Company received licensing revenue from Famous Products, Inc. under the agreement of approximately $878,000 for fiscal year 2014. Michael B. Wright also owns DTSG, Inc., a corporation that owns or controls five franchised Famous Dave’s restaurants. DTSG, Inc. paid an aggregate of approximately $710,000 in franchise royalties and contributions to the Company’s system-wide Public Relations and Marketing Development Fund for fiscal year 2014.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission and NASDAQ. Officers, directors and greater than ten percent shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. John P. Beckman, who was appointed as the Company’s Chief Accounting Officer effective June 2, 2014, filed an Initial Statement of Beneficial Ownership of Securities on February 23, 2015, which Form 3 was due on June 12, 2014. With the exception of this filings, and based solely on review of the copies of Forms 3 and 4 and amendments thereto furnished to the Company during the fiscal year ended December 28, 2014 and Forms 5 and amendments thereto furnished to the Company with respect to such fiscal year, or written representations that no Forms 5 were required, the Company believes that all of its officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements during the fiscal year ended December 28, 2014.

PROPOSALS OF SHAREHOLDERS

Proposals by shareholders (other than director nominations) that are submitted for inclusion in our proxy statement for our 2016 annual shareholders’ meeting must follow the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934 and our Bylaws. To be timely under Rule 14a-8, a shareholder proposal must be received by our Corporate Secretary at Famous Dave’s of America, Inc., 12701 Whitewater Drive, Suite 200, Minnetonka, Minnesota, 55343, by November 23, 2015.

Under our Bylaws, if a shareholder does not submit a proposal for inclusion in our proxy statement but does wish to propose an item of business to be considered at an annual shareholders’ meeting (other than director nominations), that shareholder must deliver notice of the proposal at our principal executive offices not less than 60 nor more than 120 calendar days prior to the first anniversary of the date on which we first mailed proxy materials for the preceding year’s annual meeting. For our 2016 annual shareholders’ meeting, notices must be received not prior to November 23, 2015 and not later than January 23, 2016.

If a shareholder plans to nominate a person as a director at an annual shareholders’ meeting, our Bylaws require that the shareholder place a proposed director’s name in nomination by written request delivered to or mailed and received at our principal executive offices not less than 60 nor more than 120 calendar days prior to the first anniversary of the date on which we first mailed proxy materials for the preceding year’s annual meeting. For our 2015 annual shareholders’ meeting, notices must be delivered to or mailed and received not prior to November 23, 2015 and not later than January 23, 2016.

If the date of our 2016 annual shareholders’ meeting is advanced more than 30 calendar days prior to or delayed by more than 30 calendar days after the anniversary of the Annual Meeting, timely notice of shareholder proposals and shareholder nominations for directors may be delivered to or mailed and received at our principal executive offices not later than the close of business on the 10th calendar day following the earlier of the date that we mail notice to our shareholders that the 2016 annual shareholders’ meeting will be held or the date on which we issue a press release, filed a periodic report with the Securities and Exchange Commission or otherwise publicly disseminated notice that the 2016 annual shareholders’ meeting will be held.

Notices of shareholder proposals and shareholder nominations for directors must comply with the informational and other requirements set forth in our By-laws as well as applicable statutes and regulations. Due to the complexity of the respective rights of the shareholders and the Company in this area, any shareholder desiring to propose actions or nominate directors is advised to consult with his or her legal counsel with respect to such rights. The Company suggests that any such proposal be submitted by certified mail return receipt requested.

DISCRETIONARY PROXY VOTING AUTHORITY/

UNTIMELY SHAREHOLDER PROPOSALS

Rule 14a-4(c) promulgated under the Securities and Exchange Act of 1934 governs the Company’s use of its discretionary proxy voting authority with respect to a shareholder proposal that the shareholder has not sought to include in the Company’s proxy statement. The Rule provides that if a proponent of a proposal fails to notify the Company of the proposal at least 45 days before the date of mailing of the prior year’s proxy statement, then the management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

With respect to the Company’s 2016 annual shareholders’ meeting, if the Company is not provided notice of a shareholder proposal, which the shareholder has not previously sought to include in the Company’s proxy statement, by February 7, 2016, the management proxies will be allowed to use their discretionary authority as outlined above.

SOLICITATION

The Company will bear the cost of preparing, assembling and mailing the Proxy, Proxy Statement, Annual Report and other material which may be sent to the shareholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they may be reimbursed by the Company for their expenses in doing so. Proxies may be solicited personally, by telephone, by telegram or by special letter.

The Board of Directors does not intend to present to the meeting any other matter not referred to above and does not presently know of any matters that may be presented to the meeting by others. However, if other matters come before the meeting, it is the intent of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment.

By Order of the Board of Directors

/s/ Richard A. Pawlowski

Richard A. Pawlowski

Chief Financial Officer

Appendix A

FAMOUS DAVE’S OF AMERICA, INC.

2015 EQUITY INCENTIVE PLAN

(Effective [            ], 2015, pursuant to Section 11.8)

1. General.

1.1 Purpose. The purpose of the 2015 Equity Incentive Plan (the “Plan”) of Famous Dave’s of America, Inc. (the “Company”) is to increase stockholder value and to advance the interests of the Company by furnishing a variety of economic incentives (“Incentives”) designed to attract, retain and motivate Employees, certain key consultants and directors of the Company. Incentives may consist of opportunities to purchase or receive shares of Common Stock, $0.01 par value per share, of the Company (“Common Stock”) on terms determined under this Plan.

1.2 Eligible Participants. Employees, Directors and Consultants are eligible to receive Incentives. Participants may be designated individually or by groups or categories (for example, by pay grade) as the Committee deems appropriate. Participation by officers of the Company or its subsidiaries and any performance objectives relating to such officers must be approved by the Committee. Participation by others and any performance objectives relating to others may be approved by groups or categories (for example, by pay grade) and authority to designate participants who are not officers and to set or modify such targets may be delegated.

1.3 Types of Incentives. Incentives under the Plan may be granted in any one or a combination of the following forms: (a) Incentive Stock Options and non-statutory stock options (Section 4); (b) stock appreciation rights (“SARs”) (Section 5); (c) stock awards, restricted stock awards and restricted stock unit awards (Section 6); (d) performance awards (Section 7), and (e) other forms of Incentives valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (with the Board having sole and complete authority to determine the persons to whom and the time or times at which such other forms of Incentives will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted and all other terms and conditions of such other Incentives. Subject to the specific limitations provided in this Plan, payment of Incentives may also be in the form of cash, Common Stock or combinations thereof as the Board shall determine, and with such other restrictions as it may impose.

1.4 Status of Prior Plan. The Plan is intended as a new equity incentive plan that is separate from the Company’s 2005 Stock Incentive Plan (the “Prior Plan”). Following the Effective Date, no additional Incentives may be granted under the Prior Plan. Any shares of Common Stock that are set aside under the Prior Plan’s share reserve but which are not subject to any outstanding Incentives under the Prior Plan as of 12:01 a.m. Central Standard Time on the Effective Date (the “Prior Plan’s Available Reserve”) will cease to be available for use under the Prior Plan at such time and will be added to this Plan’s Share Reserve (as further described in Section 3.1) and be then immediately available for issuance pursuant to Incentives. In addition, from and after 12:01 a.m. Central Standard Time on the Effective Date, all outstanding Incentives granted under the Prior Plan will remain subject to the terms of the Prior Plan. All Incentives granted on or after 12:01 a.m. Central Standard Time on the Effective Date of this Plan will be subject to the terms of this Plan.

2. Administration.

2.1 Administration by the Board. The Plan shall be administered by the board of directors of the Company (the “Board”). The Board may delegate administration of the Plan to a stock option or compensation committee of the Board to whom authority has been delegated by the Board, in accordance with Section 2.3 (a “Committee”).

2.2 Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(a)       To determine: (i) who will be granted Incentives; (ii) when and how each Incentive will be granted; (iii) what type of Incentive will be granted; (iv) the provisions of each Incentive (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Incentive; (v) the number of shares of Common Stock subject to, or the cash value of, an Incentive; and (vi) the Fair Market Value applicable to an Incentive.

(b)       To construe and interpret the Plan and Incentives granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Incentives. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any written agreement (an “Incentive Agreement”) between the Company and a person to whom an Incentive is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Incentive (a “Participant”), in a manner and to the extent it will deem necessary or expedient to make the Plan or Incentive fully effective.

(c)       To settle all controversies regarding the Plan and Incentives granted under it.

(d)       To accelerate, in whole or in part, the time at which an Incentive may be exercised or vest (or at which cash or shares of Common Stock may be issued).

(e)       To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or an Incentive Agreement, suspension or termination of the Plan will not materially impair a Participant’s rights under his or her then-outstanding Incentive without his or her written consent except as provided in subsection (viii) below.

(f)       To submit the Plan and any amendment to the Plan for shareholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Internal Revenue Code of 1986, as amended (including the regulations promulgated thereunder, the “Code”) regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to “covered employees” (within the meaning of Section 162(m)(3) under the Code), (B) Section 422 of the Code regarding incentive stock options, or (C) Rule 16b-3 of the Securities Exchange Act of 1934 (including the regulations promulgated thereunder, the “Exchange Act”) (“Rule 16b-3”).

(g)       To approve forms of Incentive Agreements for use under the Plan and to amend the terms of any one or more Incentives, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Incentive Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that a Participant’s rights under any Incentive will not be impaired by any such amendment unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing. Notwithstanding the foregoing, (A) a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights, and (B) subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Incentives without the affected Participant’s consent: (1) to maintain the qualified status of the Incentive as an Incentive Stock Option under Section 422 of the Code; (2) to change the terms of an Incentive Stock Option, if such change results in impairment of the Incentive solely because it impairs the qualified status of the Incentive as an Incentive Stock Option under Section 422 of the Code; (3) to clarify the manner of exemption from, or to bring the Incentive into compliance with, Section 409A; or (4) to comply with other applicable laws or securities exchange rule or listing requirements.

(h)       Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Incentives.

(i)       To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Incentive Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).

2.3 Delegation to Committee.

(a)       General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Committee may, at any time, abolish the subcommittee and/or re-vest in the Committee any powers delegated to the subcommittee. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(b)       Section 162(m) and Rule 16b-3 Compliance. The Committee shall consist of not less than two (2) Directors. During any time period in which the Company has a class of equity securities registered under Section 12 of the Exchange Act, each such Committee member or, if applicable, each member of a subcommittee to which power to administer the Company’s equity incentive plans and compensation under Section 162(m) under the Code, has been delegated, shall be an “outside director” within the meaning of Section 162(m) under the Code and a “non-employee director” within the meaning of Rule 16b-3.

2.4 Delegation to an Officer. The Board may delegate to one (1) or more Directors or officers of the Company (within the meaning of Section 16 of the Exchange Act, “Officers”), subject to such terms, conditions and limitation as the Board may establish in its discretion, the authority to grant Incentives; provided, however, that the Board shall not delegate such authority (i) with respect to grants of Incentives to be made to Officers or (ii) in such a manner as would cause the Plan not to comply with the requirements of Section 162(m) under the Code, applicable exchange rules or applicable corporate law.

2.5 Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

2.6 Cancellation and Re-Grant of Incentives. Except in connection with a Capitalization Adjustment, neither the Board nor any Committee will have the authority to: (a) reduce the exercise, purchase or strike price of any outstanding Options or SAR under the Plan; or (b) cancel any outstanding Options or SARs that have an exercise price or strike price greater than the current Fair Market Value of the Common Stock in exchange for cash or other Incentives under the Plan, unless the shareholders of the Company have approved such an action within twelve (12) months prior to such an event.

3. Shares Subject to the Plan.

3.1. Number of Shares. Subject to adjustment in connection with a Capitalization Adjustment, the number of shares of Common Stock which may be issued under the Plan shall not exceed 350,000 shares of Common Stock, which number is the sum of the number of shares subject to the Prior Plan’s Available Reserve, plus an additional [            ] shares. Shares of Common Stock that are issued under the Plan or are subject to outstanding Incentives will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. For purposes of clarification, the award of any Incentives payable only in cash will not reduce the number of shares of Common Stock remaining and available to be issued under the Plan. Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan

3.2. Share Counting.

(a)       To the extent that cash in lieu of shares of Common Stock is delivered upon the exercise of a SAR pursuant to Section 5.4, the Company shall be deemed, for purposes of applying the limitation on the number of shares, to have issued the greater of the number of shares of Common Stock which it was entitled to issue upon such exercise or on the exercise of any related option.

(b)       In the event that a stock option or SAR granted hereunder expires or is terminated or canceled unexercised as to any shares of Common Stock, such shares shall be added back to the Plan share reserve and shall be available again for issuance pursuant to Incentives granted under the Plan.

(c)       To the extent that the full number of shares subject to a performance share award other performance based-stock award (other than a stock option or SAR) is not issued by reason of failure to achieve maximum performance goals, the number of shares not issued shall be added back to the Plan share reserve and shall be available again for issuance pursuant to Incentives granted under the Plan.

(d)       In the event that shares of Common Stock are issued as performance shares, restricted stock or pursuant to another stock award and thereafter are forfeited or reacquired by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited or repurchased shall be added back to the Plan share reserve and shall be available again for issuance pursuant to Incentives granted under the Plan.

(e)       Shares withheld or deducted from an Incentive in satisfaction of tax withholding obligations on an Incentive or as consideration for the exercise or purchase price of an Incentive shall not be added back to the Plan share reserve and shall not again become available for issuance under the Plan.

3.3 Incentive Stock Option Limit. Subject to Section 9.1 relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be 350,000 shares of Common Stock.

3.4 Section 162(m) Limitations. Subject to Section 9.1 relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, the following limitations shall apply:

(a)       A maximum of 350,000 shares of Common Stock subject to stock options, SARs and Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date any such Incentive is granted may be granted to any Participant during any calendar year.

Notwithstanding the foregoing, if any additional Options, SARs or Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date the Stock Award are granted to any Participant during any calendar year, compensation attributable to the exercise of such additional Incentive will not satisfy the requirements to be considered “qualified performance-based compensation” under Section 162(m) of the Code unless such additional Incentive is approved by the Company’s shareholders.

(b)       A maximum of 350,000 performance shares may be granted to any one Participant during any one calendar year (whether the grant, vesting or exercise is contingent upon the attainment during the Performance Period of the Performance Goals).

(c)       A maximum of $2,000,000 may be granted as a performance cash awards to any one Participant during any one calendar year.

3.5 Limitation on Awards Granted to Non-Employee Directors. No Director who is not also an Employee may be granted any Incentive or Incentives denominated in shares that exceed in the aggregate $500,000 in value (such value computed as of the date of grant in accordance with applicable financial accounting rules) in any calendar year. The foregoing limit shall not apply to any Incentive made pursuant to any election by the Directors to receive an Incentive in lieu of all or a portion of annual and committee retainers and meeting fees.

3.6 Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued Common Stock.

4. Stock Options. A stock option is a right to purchase shares of Common Stock from the Company. Each stock option granted under this Plan shall be subject to the following terms and conditions:

4.1 Price. The option price per share shall be determined by the Board, subject to adjustment under Section 9.1; provided that option price shall be not less than the Fair Market Value of the Common Stock subject to the option on the date of grant.

4.2. Number. The number of shares of Common Stock subject to the option shall be determined by the Board, subject to adjustment in connection with a Capitalization Adjustment. The number of shares of Common Stock subject to a stock option shall be reduced in the same proportion that the holder thereof exercises a SAR if any SAR is granted in conjunction with or related to the stock option.

4.3. Duration and Time for Exercise. Subject to earlier termination as provided in Section 10.2, the term of each stock option shall be determined by the Committee but shall not exceed ten years and one day from the date of grant. Each stock option shall become exercisable at such time or times during its term as shall be determined by the Board at the time of grant, but shall not become exercisable more quickly than ratably over three years unless the Board determines in its discretion that a faster schedule is warranted.

4.4. Manner of Exercise. A stock option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased and accompanied by the full purchase price for such shares. The option price shall be payable (a) in United States dollars upon exercise of the option and may be paid by cash, uncertified or certified check or bank draft; (b) at the discretion of the Board, by delivery of shares of Common Stock in payment of all or any part of the option price, which shares shall be valued for this purpose at the Fair Market Value on the date such option is exercised; (c) at the discretion of the Committee, by instructing the Company to withhold from the shares of Common Stock issuable upon exercise of the stock option shares of Common Stock in payment of all or any part of the exercise price and/or any related withholding tax obligations, which shares shall be valued for this purpose at the Fair Market Value or in such other manner as may be authorized from time to time by the Board, or (d) in any other form of legal consideration that may be acceptable to the Board or is specified in the applicable Incentive Agreement. The shares of Common Stock delivered by the participant pursuant to Section 4.4(b) must have been held by the participant for a period of not less than six months prior to the exercise of the option, unless otherwise determined by the Board. Prior to the issuance of shares of Common Stock upon the exercise of a stock option, a participant shall have no rights as a shareholder.

4.5 Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant Incentive Stock Options:

(a)       To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000) (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as non-statutory stock options, notwithstanding any contrary provision of the applicable Incentive Agreement(s).

(b)       Any Incentive Stock Option authorized under the Plan shall contain such other provisions as the Board shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the options as Incentive Stock Options.

(c)       All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by Board of Directors or the date this Plan was approved by the shareholders.

(d)       Unless sooner exercised, all Incentive Stock Options shall expire no later than 10 years after the date of grant.

(e)       The option price for Incentive Stock Options shall be not less than the Fair Market Value of the Common Stock subject to the option on the date of grant.

(f)       If Incentive Stock Options are granted to any participant who, at the time such option is granted, would own (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation, (i) the option price for such Incentive Stock Options shall be not less than 110% of the Fair Market Value of the Common Stock subject to the option on the date of grant and (ii) such Incentive Stock Options shall expire no later than five years after the date of grant.

5. Stock Appreciation Rights. A SAR is a right to receive, without payment to the Company, a number of shares of Common Stock, cash or any combination thereof, the amount of which is determined pursuant to the formula set forth in Section 5.4. A SAR may be granted (a) with respect to any stock option granted under this Plan, either concurrently with the grant of such stock option or at such later time as determined by the Board (as to all or any portion of the shares of Common Stock subject to the stock option), or (b) alone, without reference to any related stock option. Each SAR under this Plan shall be subject to the following terms and conditions:

5.1. Number. Each SAR granted to any participant shall relate to such number of shares of Common Stock as shall be determined by the Board, subject to adjustment in connection with a Capitalization Adjustment. In the case of a SAR granted with respect to a stock option, the number of shares of Common Stock to which the SAR pertains shall be reduced in the same proportion that the holder of the option exercises the related stock option.

5.2. Duration. Subject to earlier termination as provided in Section 10.2, the term of each SAR shall be determined by the Board but shall not exceed ten years and one day from the date of grant. Unless otherwise provided by the Board, each SAR shall become exercisable at such time or times, to such extent and upon such conditions as the stock option, if any, to which it relates is exercisable.

5.3. Exercise. A SAR may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of SARs which the holder wishes to exercise. Upon receipt of such written notice, the Company shall, within 90 days thereafter, deliver to the exercising holder certificates for the shares of Common Stock or cash or both, as determined by the Committee, to which the holder is entitled pursuant to Section 5.4.

5.4. Payment. Subject to the right of the Board to deliver cash in lieu of shares of Common Stock (which, as it pertains to Officers and Directors, shall comply with all requirements of the Exchange Act), the number of shares of Common Stock which shall be issuable upon the exercise of a SAR shall be determined by dividing:

(a)       the number of shares of Common Stock as to which the SAR is exercised multiplied by the amount of the appreciation in such shares (for this purpose, the “appreciation” shall be the amount by which the Fair Market Value of the shares of Common Stock subject to the SAR on the exercise date exceeds (1) in the case of a SAR related to a stock option, the purchase price of the shares of Common Stock under the stock option or (2) in the case of a SAR granted alone, without reference to a related stock option, an amount which shall be determined by the Board at the time of grant, subject to adjustment under Section 10.6); by

(b)       the Fair Market Value of a share of Common Stock on the exercise date.

In lieu of issuing shares of Common Stock upon the exercise of a SAR, the Board may elect to pay the holder of the SAR cash equal to the Fair Market Value on the exercise date of any or all of the shares which would otherwise be issuable. No fractional shares of Common Stock shall be issued upon the exercise of a SAR; instead, the holder of the SAR shall be entitled to receive a cash adjustment equal to the same fraction of the Fair Market Value of a share of Common Stock on the exercise date or to purchase the portion necessary to make a whole share at its Fair Market Value on the date of exercise.

6. Stock Awards, Restricted Stock and Restricted Stock Units. A stock award consists of the transfer by the Company to a participant of shares of Common Stock, without other payment therefor, as additional compensation for services to the Company. Restricted stock consists of shares of Common Stock which are sold or transferred by the Company to a participant at a price determined by the Committee (which price shall be at least equal to the minimum price required by applicable law for the issuance of a share of Common Stock) and subject to restrictions on their sale or other transfer by the participant. Restricted stock units evidence the right to receive shares of Common Stock at a future date. The transfer of Common Stock pursuant to stock awards and the transfer and sale of restricted stock shall be subject to the following terms and conditions:

6.1. Number of Shares. The number of shares to be transferred or sold by the Company to a participant pursuant to a stock award or as restricted stock, or the number of shares that may be issued pursuant to a restricted stock unit, shall be determined by the Board.

6.2. Sale Price. The Board shall determine the price, if any, at which shares of restricted stock shall be sold to a participant, which may vary from time to time and among Participants and which may be below the Fair Market Value of such shares of Common Stock at the date of sale.

6.3. Restrictions. All shares of restricted stock transferred or sold hereunder, and all restricted stock units granted hereunder, shall be subject to such restrictions as the Board may determine, which restrictions shall lapse over a period not less than three years from the date of grant, including, without limitation any or all of the following:

(a)       a prohibition against either the sale, transfer, pledge or other encumbrance of the shares of restricted stock, or the delivery of shares pursuant to restricted stock units, such prohibition to lapse at such time or times as the Committee shall determine (whether in annual or more frequent installments, at the time of the death, disability or retirement of the holder of such shares, or otherwise);

(b)       a requirement that the holder of shares of restricted stock or restricted stock units forfeit, or (in the case of shares sold to a participant) resell back to the Company at his or her cost, any right to all or a part of such shares or units in the event of termination of his or her employment or consulting engagement during any period in which such shares or units are subject to restrictions; and

(c)       such other conditions or restrictions as the Board may deem advisable.

6.4. Escrow. In order to enforce the restrictions imposed by the Board pursuant to Section 6.3, the Participant receiving restricted stock or restricted stock units, as applicable, shall enter into an Incentive Agreement with the Company setting forth the conditions of the grant. Shares of restricted stock shall be registered in the name of the Participant and deposited, together with a stock power endorsed in blank, with the Company. Each such certificate shall bear a legend in substantially the following form:

The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the 2015 Equity Incentive Plan of Famous Dave’s of America, Inc. (the “Company”), and an agreement entered into between the registered owner and the Company. A copy of the Plan and the agreement is on file in the office of the secretary of the Company.

6.5. Issuance and Delivery of Shares. Subject to Section 10.6, at the end of any time period during which the shares of restricted stock are subject to forfeiture and restrictions on transfer, such shares will be delivered free of all restrictions to the participant or to the participant’s legal representative, beneficiary or heir. In the case of restricted stock units, no shares shall be issued at the time such restricted stock units are granted. Subject to Section 10.6, upon the lapse or waiver of restrictions applicable to restricted stock units, or at a later time specified in the agreement governing the grant of restricted stock units, any shares derived from the restricted stock units shall be issued and delivered to the holder of the restricted stock units.

6.6. Shareholder. Subject to the terms and conditions of the Plan, each Participant receiving restricted stock shall have all the rights of a shareholder with respect to shares of stock during any period in which such shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares. Dividends paid in cash or property other than Common Stock with respect to shares of restricted stock shall be paid to the participant currently. Any holder of restricted stock units shall not be, and shall not have rights and privileges of, a shareholder with respect to any shares that may be derived from the restricted stock units unless and until such shares have been issued.

7. Performance Awards.

7.1 Performance Shares. A performance share is an Incentive (covering a number of shares not in excess of that set forth in Section 3.4(b) above) that is payable contingent upon the attainment during a Performance Period of certain Performance Goals. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, if not required for compliance with Section 162(m) of the Code, the Board), in its sole discretion; provided, however, that any Performance Period shall be at least one year in length. The grant of performance shares to a Participant shall not create any rights in such Participant as a shareholder of the Company, until the payment of shares of Common Stock with respect to an Incentive. No adjustment shall be made in performance shares granted on account of cash dividends which may be paid or other rights which may be issued to the holders of Common Stock prior to the end of any period for which performance objectives were established. In addition, to the extent permitted by applicable law and the applicable Incentive Agreement, the Board may determine that cash may be used in payment of performance shares.

7.2 Performance Cash Awards. A performance cash award is a cash award (for a dollar value not in excess of that set forth in Section 3.4(c) above) that is payable contingent upon the attainment during a Performance Period of certain Performance Goals. At the time of grant of a performance cash award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, if not required for compliance with Section 162(m) of the Code, the Board), in its sole discretion; provided, however, that any Performance Period shall be at least one year in length. The Board may specify the form of payment of performance cash awards, which may be cash or other property, or may provide for a Participant to have the option for his or her performance cash award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.

7.3 Board Discretion. The Board retains the discretion to at any time reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for a Performance Period.

7.4 Section 162(m) Compliance. Unless otherwise permitted in compliance with the requirements of Section 162(m) of the Code with respect to an Incentive intended to qualify as “performance-based compensation” thereunder, the Committee will establish the Performance Goals applicable to, and the formula for calculating the amount payable under, the Incentive no later than the earlier of (A) the date ninety (90) days after the commencement of the applicable Performance Period, and (B) the date on which twenty-five percent (25%) of the Performance Period has elapsed, and in any event at a time when the achievement of the applicable Performance Goals remains substantially uncertain. Prior to the payment of any compensation under an Incentive intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee will certify the extent to which any Performance Goals and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock). Notwithstanding satisfaction of any completion of any Performance Goals, options, cash or other benefits granted, issued, retainable and/or vested under an Incentive on account of satisfaction of such Performance Goals may be reduced by the Committee on the basis of such further considerations as the Committee, in its sole discretion, will determine.

8. Covenants of the Company.

8.1 Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Incentives.

8.2. Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Incentives and to issue and sell shares of Common Stock upon exercise of the Incentives; provided, however, that this undertaking will not require the Company to register under the Securities Act of 1933 (including the regulations promulgated thereunder, the “Securities Act”) the Plan, any Incentive or any Common Stock issued or issuable pursuant to any such Incentive. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Incentives unless and until such authority is obtained. A Participant will not be eligible for the grant of an Incentive or the subsequent issuance of cash or Common Stock pursuant to the Incentive if such grant or issuance would be in violation of any applicable securities law.

8.3 No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising any Incentive. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Incentive or a possible period in which the Incentive may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Incentive to the holder of such Incentive.

9. Adjustments upon Changes in Common Stock; Other Corporate Events.

9.1 Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a) and the shares of Common Stock issuable pursuant to any Incentive, the exercise price of any stock option or SAR, the performance goals for any Incentive, and other provisions of this Plan and outstanding Incentives, in order to reflect the change in the Common Stock and to provide Plan participants with the same relative rights before and after such adjustment. The Board will make such adjustments, and its determination will be final, binding and conclusive.

9.2 Dissolution or Liquidation. Except as otherwise provided in the Incentive Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Incentives (other than Incentives consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company; provided, however, that the Board may, in its sole discretion, cause some or all Incentives to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Incentives have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

9.3 Corporate Transaction. The following provisions will apply to Incentives in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Incentive or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of an Incentive. In the event of a Corporate Transaction, then, notwithstanding any other provision of the Plan, the Board may take one or more of the following actions with respect to Incentives, contingent upon the closing or consummation of the Corporate Transaction:

(a)       arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Incentive or to substitute a similar stock award for the Incentive (including, but not limited to, an award to acquire the same consideration paid to the shareholders of the Company pursuant to the Corporate Transaction);

(b)       arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Incentives to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(c)       accelerate the vesting, in whole or in part, of the Incentive (and, if applicable, the time at which the Incentive may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board determines (or, if the Board does not determine such a date, to the date that is five (5) days prior to the effective date of the Corporate Transaction), with such Incentive terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction; provided, however, that the Board may require Participants to complete and deliver to the Company a notice of exercise before the effective date of a Corporate Transaction, which exercise is contingent upon the effectiveness of such Corporate Transaction;

(d)       arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Incentive;

(e)       cancel or arrange for the cancellation of the Incentive, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and

(f)       make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Incentive immediately prior to the effective time of the Corporate Transaction, over (B) any exercise price payable by such holder in connection with such exercise. For clarity, this payment may be zero ($0) if the value of the property is equal to or less than the exercise price. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of the Company’s Common Stock in connection with the Corporate Transaction is delayed as a result of escrows, earn outs, holdbacks or any other contingencies.

The Board need not take the same action or actions with respect to all Incentives or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of an Incentive prior to the earlier of (i) the effective time of the Corporate Transaction and (ii) the effectiveness of such action(s) with respect to the Incentives.

9.4. Change in Control. In the event of a Change in Control (as defined in Section 11.3), the Board or a comparable committee of any corporation assuming the obligations of the Company hereunder shall declare that the restriction period of all restricted stock and restricted stock units has been eliminated, that all outstanding stock options and SARs shall accelerate and become exercisable in full but that all outstanding Stock Options and SARs, whether or not exercisable prior to such acceleration, must be exercised within the period of time set forth in a notice to Participant or they will terminate, and that all performance shares granted to Participants are deemed earned at 100% of target levels and shall be paid. In connection with any declaration pursuant to this Section 9.4, the Board may, but shall not be obligated to, cause a cash payment to be made to each Plan participant who holds a stock option or SAR that is terminated in an amount equal to the product obtained by multiplying (x) the amount (if any) by which the Transaction Proceeds Per Share (as defined in Section 11.14) exceeds the exercise price per share covered by such stock option times (y) the number of shares of Common Stock covered by such stock option or SAR.

The Board may restrict the rights of Plan participants or the applicability of this Section 9.4 to the extent necessary to comply with Section 16(b) of the Exchange Act, the Code or any other applicable law or regulation. The grant of an Incentive pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

10. General.

10.1. Effective Date. The Plan will become effective the Effective Date. Unless approved by the shareholders within one year after the date of the Plan’s adoption by the Board of Directors, the Plan shall not be effective for any purpose.

10.2. Duration.

(a)       The Board may suspend or terminate the Plan at any time. No Incentive Stock Option will be granted after the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the shareholders of the Company. No Incentives may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)       Suspension or termination of the Plan will not impair rights and obligations under any Incentive granted while the Plan is in effect except with the written consent of the affected Participant or as otherwise permitted in the Plan.

10.3 Corporate Action Constituting Grant of Incentives. Corporate action constituting a grant by the Company of an Incentive to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the Incentive Agreement, instrument, certificate, or letter evidencing the Incentive is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Incentive Agreement as a result of a clerical error in the papering of the Incentive Agreement, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Incentive Agreement.

10.4. Non-transferability of Incentives. No stock option, SAR, restricted stock, restricted stock unit or performance award may be transferred, pledged or assigned by the holder thereof (except, in the event of the holder’s death, by will or the laws of descent and distribution to the limited extent provided in the Plan or the Incentive, or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder), and the Company shall not be required to recognize any attempted assignment of such rights by any participant. Notwithstanding the preceding sentence, stock options may be transferred by the holder thereof to Employee’s spouse, children, grandchildren or parents (collectively, the “Family Members”), to trusts for the benefit of Family Members, to partnerships or limited liability companies in which Family Members are the only partners or shareholders, or to entities exempt from federal income taxation pursuant to Section 501(c)(3) of the Internal Revenue Code of 1986, as amended. During a participant’s lifetime, a stock option may be exercised only by him or her, by his or her guardian or legal representative or by the transferees permitted by the preceding sentence.

10.5. Effect of Termination or Death. In the event that a Participant ceases to be an Employee Director, or Consultant for any reason, including death or disability, any Incentives may be exercised (or payments or shares may be delivered thereunder) or shall expire at such times as may be determined by the Board and, if applicable, set forth in the Incentive Agreement.

10.6. Investment Assurances; Additional Condition. Notwithstanding anything in this Plan to the contrary, the Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Incentive, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Incentive; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Incentive for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Incentive has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock. If at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

10.7. Incentive Plans and Agreements. Except in the case of stock awards, the terms of each Incentive shall be stated in a plan or agreement approved by the Board. The Board may also determine to enter into agreements with holders of options to reclassify or convert certain outstanding options, within the terms of the Plan, as Incentive Stock Options or as non-statutory stock options and in order to eliminate SARs with respect to all or part of such options and any other previously issued options.

10.8. Withholding. Unless prohibited by the terms of an Incentive Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Incentive by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Incentive; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Incentive as a liability for financial accounting purposes); (iii) withholding cash from an Incentive settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Incentive Agreement. If a Participant desires and the Board permits, Participant the Participant may satisfy its obligation to pay to the Company the amount required to be withheld by electing (the “Election”) to have the Company withhold from the distribution shares of Common Stock having a value up to the minimum amount of withholding taxes required to be collected on the transaction. The value of the shares to be withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined (“Tax Date”). Each Election must be made prior to the Tax Date. The Board may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Incentive that the right to make Elections shall not apply to such Incentive. An Election is irrevocable.

10.9. No Continued Employment, Engagement or Right to Corporate Assets. Nothing in the Plan, any Incentive Agreement or any other instrument executed thereunder or in connection with any Incentive granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Incentive was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be. Nothing contained in the Plan shall be construed as giving an Employee, a consultant, such persons’ beneficiaries or any other person any equity or interests of any kind in the assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person.

10.10. Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee) after the date of grant of any Incentive to the Participant, the Board has the right in its sole discretion to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Incentive that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Incentive that is so reduced or extended.

10.11 Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

10.12. Deferral Permitted. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Incentive may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A.

10.13. Amendment of the Plan. The Board may amend, modify, suspend, discontinue or terminate the Plan or any portion of the Plan at any time as it deems necessary or advisable; provided, however, any amendment or modification that (a) increases the total number of shares available for issuance pursuant to Incentives granted under the Plan (except as contemplated by the provisions of Section 9.1 relating to Capitalization Adjustments), (b) deletes or limits the provision of Section 2.6 (Cancellation and Re-Grant of Incentives), or (c) requires the approval of the Company’s shareholders pursuant to any applicable law, regulation or securities exchange rule or listing requirement, shall be subject to approval by the Company’s shareholders. Except as provided in the Plan (including Section 2.2(g)) or an Incentive Agreement, no amendment, modification, suspension, discontinuance or termination of the Plan shall impair a Participant’s rights under an outstanding Incentive without his or her written consent, provided that such consent shall not be required with respect to any Plan amendment, modification or other such action if the Board determines in its sole discretion that such amendment, modification or other such action is not reasonably likely to significantly reduce or diminish the benefits provided to the Participant under such Incentive.

10.14. Code Section 409A Provisions. Unless otherwise expressly provided for in an Incentive Agreement, the Plan and Incentive Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Incentives granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Incentive granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Incentive Agreement evidencing such Incentive will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code and to the extent an Incentive Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Incentive Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Incentive Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Incentive that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six (6) months following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six (6) month period elapses, with the balance paid thereafter on the original schedule.

10.15. Clawback/Recovery. All Incentives granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Incentive Agreement as the Board determines necessary or appropriate. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.

11. Additional Definitions.

11.1 Affiliate. “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

11.2 Capitalization Adjustment. A “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Incentive after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, stock split, reverse stock split, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

11.3. Change in Control. A “Change in Control” means any of the following:

(a)       Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 11.3, the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliated company or (iv) any acquisition pursuant to a transaction that complies with Sections 11.3(c)(1), 11.3(c)(2) and 11.3(c)(3);

(b)       Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(c)       Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing definition or any other provision of this Plan, (A) the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Incentives subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply; provided, further, that no Change in Control shall be deemed to occur upon announcement or commencement of a tender offer or upon a potential takeover or upon shareholder approval of a merger or other transaction, in each case without a requirement that the Change in Control actually occur. If required for compliance with Section 409A of the Code, in no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Change in Control” to conform to the definition of “Change in Control” under Section 409A of the Code, and the regulations thereunder.

11.4. Corporate Transaction. “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(a)       a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(b)       a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(c)       a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(d)       a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

To the extent required for compliance with Section 409A of the Code, in no event will an event be deemed a Corporate Transaction if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

11.5 Employee. “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

11.6 Consultant. “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act of 1933 is available to register either the offer or the sale of the Company’s securities to such person.

11.7 Director. “Director” means a member of the Board.

11.8 Effective Date. “Effective Date” means the effective date of this Plan document, which is the date of the annual meeting of shareholders of the Company held in 2015 provided this Plan is approved by the Company’s shareholders at such meeting.

11.9 Fair Market Value. “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(a)       If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(b)       Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(c)       In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

11.10 Incentive Stock Option. “Incentive Stock Option” means a stock option that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

11.11 Performance Criteria. “Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity or average stockholder’s equity; (vi) return on assets, investment, or capital employed; (vii) stock price; (viii) margin (including gross margin); (ix) income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xiii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) implementation or completion of projects or processes; (xxv) customer satisfaction; (xxvi) stockholders’ equity; (xxvii) capital expenditures; (xxiii) debt levels; (xxix) operating profit or net operating profit; (xxx) workforce diversity; (xxxi) growth of net income or operating income; (xxxii) billings; and (xxxiii) to the extent that an Incentive is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.

11.12 Performance Goals. “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices.

11.13 Performance Period. “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of an Incentive. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

11.14 Transaction Proceeds Per Share. “Transaction Proceeds Per Share” in connection with a Change in Control shall mean the cash plus the Fair Market Value of the non-cash consideration to be received per share by the shareholders of the Company upon the occurrence of the transaction.

FAMOUS DAVE’S OF AMERICA, INC. 12701 WHITEWATER DRIVE SUITE 200 MINNETONKA, MN 55343

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

  TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
		☐	☐	☐
1. Election of Directors Nominees
01 Brett D. Heffes 02 Jonathan P. Lennon 03 David J. Mastrocola 04 Edward H. Rensi 05 Patrick D. Walsh 06 Adam J. Wright
	The Board of Directors recommends you vote FOR proposals 2, 3 and 4.					For	Against	Abstain
	2. To approve the adoption of the Famous Dave’s of America, Inc. 2015 Equity Incentive Plan.					☐	☐	☐
	3. To ratify the appointment of Grant Thornton LLP, independent registered public accounting firm, as independent auditors of the Company for fiscal 2015.					☐	☐	☐
	4. To approve, on an advisory basis, the Company’s executive compensation.					☐	☐	☐
NOTE: In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

FAMOUS DAVE’S OF AMERICA, INC. Annual Meeting of Shareholders This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Edward H. Rensi and Richard Pawlowski, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of FAMOUS DAVE’S OF AMERICA, INC. (the “Company”), that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 3:00 PM, Central Time, on May 5, 2015, at the Company’s office at 12701 Whitewater Drive, Minnetonka, MN 55343, and any adjournment or postponement thereof.

THE SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PERSON(S) NAMED IN THIS PROXY WILL VOTE IN THEIR DISCRETION.

Continued and to be signed on reverse side

*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 05, 2015

Meeting Information
FAMOUS DAVE’S OF AMERICA, INC.	Meeting Type: Annual Meeting
For holders as of: March 13, 2015
Date: May 05, 2015 Time: 3:00 PM CDT
FAMOUS DAVE’S OF AMERICA, INC. 12701 WHITEWATER DRIVE SUITE 200 MINNETONKA, MN 55343	Location: Company Office 12701 Whitewater Drive Minnetonka, MN 55343

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Annual Report         2. Notice & Proxy Statement

How to View Online:

Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET:         www.proxyvote.com

2) BY TELEPHONE:     1-800-579-1639

3) BY E-MAIL*:             sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 21, 2015 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting items
The Board of Directors recommends you vote FOR the following:

  1.       Election of Directors

            Nominees

  01     Brett D. Heffes         02     Jonathan P. Lennon         03     David J. Mastrocola         04     Edward H. Rensi         05     Patrick D. Walsh

  06     Adam J. Wright

  The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

  2.     To approve the adoption of the Famous Dave’s of America, Inc. 2015 Equity Incentive Plan.

  3.     To ratify the appointment of Grant Thornton LLP, independent registered public accounting firm, as independent auditors of the Company for fiscal 2015.

  4.     To approve, on an advisory basis, the Company’s executive compensation.

  NOTE: In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.